Exhibit 4.1

Executed Version

HERC HOLDINGS INC.

as the Company

THE SUBSIDIARIES NAMED HEREIN

as Guarantors

and

TRUIST BANK

as Trustee

Indenture

Dated as of December 16, 2025

$600,000,000 5.750% Senior Notes due 2031

$600,000,000 6.000% Senior Notes due 2034

i

Schedule A	Guarantors
Exhibit A	Form of 2031 Note
Exhibit B	Form of 2034 Note
Exhibit C	Form of Certificate of Transfer
Exhibit D	Form of Certificate of Exchange
Exhibit E	Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit F	Form of Notation on Security Relating to Guarantee

INDENTURE, dated as of December 16, 2025, among HERC HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, the Subsidiaries of the Company named in Schedule A and Truist Bank, having its designated corporate trust office at 2713 Forest Hills Road, 2nd FL BLDG 2, Wilson, NC 27893, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 5.750% Senior Notes due 2031 (the “2031 Notes”) and an issue of 6.000% Senior Notes due 2034 (the “2034 Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each Guarantor desires to make the Guarantee provided herein and has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, and each Guarantee, when executed and delivered hereunder by each Guarantor, the valid and legally binding obligations of the Company and each Guarantor, and to make this Indenture a valid and legally binding agreement of the Company and each Guarantor, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(3) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(6) “or” is not exclusive;

(7) “including” means including without limitation;

(8) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(9) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2034 Notes, bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person:

(a) assumed in connection with an Asset Acquisition from such Person; or

(b) existing at the time such Person becomes a Subsidiary of any other Person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming a Subsidiary.

“Acquisition” means the transactions directly or indirectly related to or contemplated pursuant to the Merger Agreement.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Securities” means the 2031 Notes and the 2034 Notes issued from time to time after the Issue Date under this Indenture (other than pursuant to Sections 3.04, 3.05, 3.06, 9.05 or 11.08 of this Indenture).

“Adjusted Treasury Rate” means, at the time of computation, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of the notice of redemption) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to March 15, 2028 in the case of the 2031 Notes and to March 15, 2029 in the case of the 2034 Notes; provided, however, that if the period from the date of such redemption notice to March 15, 2028 in the case of the 2031 Notes and to March 15, 2029 in the case of the 2034 Notes is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date of such redemption notice to March 15, 2028 in the case of the 2031 Notes and to March 15, 2029 in the case of the 2034 Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; provided that if such rate is less than zero, the Applicable Treasury Rate shall be zero.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Applicable Premium” means, with respect to any Securities of the applicable series at any Redemption Date, the greater of:

(1) 1.00% of the principal amount of such series of Securities; and

(2) the excess of (a) the present value at such Redemption Date of (i) in the case of the 2031 Notes, the redemption price of the 2031 Notes on March 15, 2028, and, in the case of the 2034 Notes, the redemption price of the 2034 Notes on March 15, 2029, in each case as set forth in the form of such Security plus (ii) all required remaining scheduled interest payments due on such series of Securities, in the case of the 2031 Notes, through March 15, 2028 and, in the case of the 2034 Notes, through March 15, 2029 (in each case excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 0.50%, over (b) the principal amount of such series of Securities on such Redemption Date.

Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof will not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any tender, payment, transfer or exchange of beneficial interests in a Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such tender, payment, transfer or exchange.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, in accordance with Article VIII; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

(a) any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

(b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c) any other properties or assets of the Company or any Restricted Subsidiary, other than, in the case of clauses (a) or (b) above or this clause (c),

(i) sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

(ii) sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than the greater of $315.0 million and 3.0% of Consolidated Tangible Assets;

(iii) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(iv) for purposes of Section 10.14 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 10.09 or a Permitted Investment, (y) a disposition governed by Article VIII and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

(v) any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

(vi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(vii) any disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments;

(viii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(ix) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(x) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(xi) the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole; and

(xii) (x) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles; and (y) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business.

“Asset Sale Offer” has the meaning specified in Section 10.14(c).

“Asset Sale Offer Price” has the meaning specified in Section 10.14(d).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

(i) the sum of the products of:

(a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

(b) the amount of each such principal payment; by

(ii) the sum of all such principal payments.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution or other Person agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursement, automated clearinghouse transactions, return items, netting, overdraft, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances except Indebtedness arising from services described in clauses (a) through (c) of this definition).

“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

“Canadian Subsidiary” means any Restricted Subsidiary of the Company which is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a finance lease under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in GAAP subsequent to the Issue Date, be considered a Capitalized Lease Obligation for purposes of this Indenture.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means any of the following:

(a) money;

(b) securities issued or fully guaranteed or insured by the United States of America or Canada or a member state of the European Union or any agency or instrumentality of any thereof;

(c) time deposits, certificates of deposit or bankers’ acceptances of:

(i) any bank or other institutional lender under the Credit Agreements or any affiliate thereof; or

(ii) any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii);

(e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended;

(g) investment funds investing at least 95.0% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution);

(h) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors; and

(i) solely with respect to any Captive Insurance Subsidiary, any investment that Person is permitted to make in accordance with applicable law.

“Change of Control” means the occurrence of any of the following events after the Issue Date:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total Voting Stock of the Company (other than a wholly-owned Subsidiary of the Company);

(b) the Company consolidates with, or merges with or into, another Person (other than one or more Permitted Holders) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than to one or more Permitted Holders, the Company, a wholly-owned Subsidiary of the Company or a Guarantor), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

(i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(ii) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total Voting Stock of the surviving or transferee corporation; or

(c) the Company is liquidated or dissolved or adopts a plan of liquidation.

“Change of Control Offer” has the meaning specified in Section 10.13(a).

“Change of Control Purchase Date” has the meaning specified in Section 10.13(a).

“Change of Control Purchase Price” has the meaning specified in Section 10.13(a).

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture and each successor Person pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by one of the following: its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, its Treasurer, its Controller or its Secretary, and delivered to the Trustee or Paying Agent, as applicable.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (ii) thereof, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities;

(d) Consolidated Income Tax Expense;

(e) any fees, expenses or charges related to the Transactions, the Spin Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness permitted by this Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(f) the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g) below) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period;

(g) the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges for such period;

(h) the amount of any loss attributable to non-controlling interests;

(i) the amount of any loss on any Franchise Financing Disposition;

(j) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or an issuance of Capital Stock of the Company (other than Redeemable Capital Stock) and excluded from the calculation set forth in clause (C) of the first paragraph of Section 10.09;

(k) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Hedging Obligations or other derivative instruments; and

(l) foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; less

(ii) (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period.

The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

(a) the incurrence of Indebtedness or issuance of Preferred Stock requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness or Preferred Stock, as if such Indebtedness or Preferred Stock were incurred or issued, as applicable, at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such facility was outstanding during the period from the date of creation of such facility to the date of such calculation or if such facility was created after the end of the Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(b) the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness or any Preferred Stock by the Company and its Restricted Subsidiaries, including with the proceeds of such new Indebtedness or new Preferred Stock, since the first day of the Four Quarter Period as if such Indebtedness or Preferred Stock was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (other than Indebtedness incurred under any revolving credit facility except to the extent such Indebtedness has been repaid with an equivalent permanent reduction in commitments thereunder); and

(c) any Investment, acquisition, disposition or other transaction that have been made by or involving the Company or any of its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Investment, acquisition, disposition or other transaction was undertaken at the beginning of the Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the Chief Financial Officer or an authorized officer of the Company, which determination shall be conclusive. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company (which determination shall be conclusive) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization (including penalties and interest, if any) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense to the extent deducted in calculating Consolidated Net Income, net of any interest income, of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities;

(e) all accrued interest;

(f) interest in respect of Indebtedness of any other Person that has been guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary;

(g) non-cash interest expense; and

(h) the interest expense attributable to Capitalized Lease Obligations; minus

(ii) to the extent otherwise included in such interest expense referred to in clause (i) above, (u) amortization or write-off of financing costs, (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, (x) any “additional interest” in respect of registration rights arrangements for any securities and (y) any expensing of bridge, commitment and other financing fees, in each case under clauses (i) and (ii), as determined on a consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Protection Agreements.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(i) any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that (A) the Company’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually dividended or distributed or that (as determined by the Company in good faith, which determination shall be conclusive) could have been dividended or distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below), to the extent not already included therein, and (B) the Company’s or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii) solely for purposes of determining the amount available for Restricted Payments under clause (C) of the first paragraph of Section 10.09, any net income (loss) of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released and (y) restrictions pursuant to the Securities or this Indenture), except that (A) the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could (as determined by the Company in good faith, which determination shall be conclusive) have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

(iii) any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the Transactions, the Spin Transactions, or any merger, acquisition, disposition, consolidation, Investment or other transaction after the Issue Date or any accounting change);

(iv) (A) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries and (B) the portion of net loss of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such Person;

(v) (A) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Company, which determination shall be conclusive) and (B) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary;

(vi) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Securities or this Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on the Issue Date);

(vii) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(viii) the write-off of any deferred financing costs and premiums costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

(ix) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including any premiums paid);

(x) any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(xi) any unrealized gains or losses in respect of Currency Agreements;

(xii) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management;

(xiii) any income (or loss) from discontinued operations;

(xiv) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(xv) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xv) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(xvi) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments) noncash charges for deferred tax valuation allowances and noncash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP;

(xvii) any goodwill or other intangible asset impairment charge;

(xviii) effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the Transactions, the Spin Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(xix) the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction;

(xx) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost (including charges related to the implementation of strategic or cost-savings initiatives), including any severance, retention, signing bonuses, relocation, recruiting and other employee-related costs, future lease commitments, and costs related to the opening and closure and/or consolidation of facilities and to existing lines of business; and

(xxi) accruals and reserves established within 12 months after the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of goodwill, net, and other intangible assets, net, in each case as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter of the Company for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness or Liens or any Investment or other transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the incurrence of Contribution Indebtedness pursuant to Section 10.08(b)(xvii).

“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after June 30, 2016 (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate.

“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its designated corporate trust business shall be administered, which address as of the date of this Indenture is located at Truist Bank, Corporate Trust & Escrow Services, 2713 Forest Hills Road 2nd FL BLDG 2, Wilson, NC 27893, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Covenant Suspension Event” has the meaning specified in Section 10.20(a).

“Credit Agreements” means (i) the Amended and Restated ABL Credit Agreement, dated as of June 2, 2025, among the Company, the guarantors thereto, JPMorgan Chase Bank, N.A., as agent, swingline lender and letter of credit issuer, and the other financial institutions party thereto from time to time (the “ABL Credit Agreement”), and (ii) the Credit Agreement, dated as of June 2, 2025, among the Company, the guarantors therein, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents and lenders named therein (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 10, 2025, the “Term Loan Credit Agreement”), in each case, as in effect on the Issue Date and, together with the related documents (including any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

“Credit Facility” means one or more debt facilities or agreements (including the Credit Agreements), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.05, substantially in the form of Exhibit A hereto with respect to the 2031 Notes and in the form of Exhibit B hereto with respect to the 2034 Notes, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, a New York corporation, or its successor.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration as determined by the Company in good faith.

“Designation” has the meaning specified in Section 10.17(a).

“Designation Amount” has the meaning specified in Section 10.17(a)(ii).

“Disinterested Member of the Board of Directors of the Company” means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of June 30, 2016, by and between Hertz Global Holdings, Inc. and the Company.

“Equipment” means (a) any Vehicles and (b) any equipment owned by or leased to the Company or any of its Subsidiaries that is revenue earning equipment, or is classified as “revenue earning equipment” in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“Equity Offering” means a private or public sale for cash after the Issue Date by the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or by any parent company of the Company to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company (or, if not a Subsidiary of the Company, the common equity of which is wholly-owned, directly or indirectly, by the Company) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Event of Default” has the meaning specified in Section 5.01.

“Excess Proceeds” has the meaning specified in Section 10.14(b)(2).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value (as of the date of contribution) of property or assets, received by the Company as capital contributions to the Company after June 30, 2016 or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Capital Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth under clause (C) of the first paragraph of Section 10.09 for purposes of determining whether a Restricted Payment may be made.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the Issue Date, until such amounts are repaid, including $800.0 million of 6.625% Senior Notes due 2029, $1,650 million of 7.000% Senior Notes due 2030 and $1,100 million of 7.250% Senior Notes due 2033.

“Existing Securitization Facility” means the receivables facility established pursuant to the Purchase and Contribution Agreement, dated as of September 17, 2018 and as amended on August 29, 2025, among Herc Rentals, as seller and collection agent, and Herc Receivables U.S. LLC, as purchaser, and the Receivables Financing Agreement, dated as of September 17, 2018, and as amended on September 1, 2020, August 31, 2021, August 26, 2022, August 31, 2023, August 30, 2024, August 29, 2025 and December 1, 2025, among Herc Receivables U.S. LLC, the additional borrowers from time to time party thereto, Herc Rentals, the lenders and managing agents from time to time party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent, as amended, modified or supplemented from time to time.

“Expiration Date” shall have the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Company in good faith.

“Federal Bankruptcy Code” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors.

“Fitch” means Fitch Inc. and any successor to its rating agency business.

“Foreign Borrowing Base” means the sum of (1) 85.0% of the book value of Inventory (excluding Equipment) of Foreign Subsidiaries (other than Canadian Subsidiaries), (2) 85.0% of the book value of Receivables of Foreign Subsidiaries (other than Canadian Subsidiaries), (3) 95.0% of the book value of Equipment of Foreign Subsidiaries (other than Canadian Subsidiaries) and (4) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments of Foreign Subsidiaries (other than Canadian Subsidiaries) (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Foreign Subsidiary” means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries that are “controlled foreign corporations” as defined pursuant to Section 957 of the Code or (ii) one or more Foreign Subsidiary Holding Companies.

“Four Quarter Period” shall have the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Franchise Equipment” means (a) any Franchise Vehicles and (b) any equipment owned by or leased to any Franchisee that is revenue earning equipment, or is of a type that would be classified as “revenue earning equipment” in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

“Franchise Equipment Indebtedness” means, as of any date of determination, (a) Indebtedness of any Franchise Special Purpose Entity directly or indirectly incurred to finance or refinance the acquisition of, or secured by, Franchise Equipment and/or related rights and/or assets, (b) Indebtedness of any Franchisee or any Affiliate thereof that is attributable to the financing or refinancing of Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Company (which determination shall be conclusive), and (c) Indebtedness of any Franchisee.

“Franchise Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Franchise Special Purpose Entity, in connection with the incurrence by a Franchise Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Franchise Lease Obligation” means any Capitalized Lease Obligation, and any other lease, of any Franchisee relating to any property used, occupied or held for use or occupation by any Franchisee in connection with any of its Franchise Equipment operations.

“Franchise Special Purpose Entity” means any Person (a) that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Franchise Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), and (b) is designated as a “Franchise Special Purpose Entity” by the Company.

“Franchise Vehicles” means vehicles owned or operated by, or leased or rented to or by, any Franchisee, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Franchisee” means any Person that is a franchisee or licensee of the Company or any of its Subsidiaries (or of any other Franchisee), or any Affiliate of such Person.

“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the Commission applicable to Commission registrants; provided that (a) if at any time the Commission permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders of the Securities.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2034 Notes and that bears the Global Security Legend and that has the “Schedule of Increases or Decreases in Global Security” attached thereto, issued in accordance with Section 2.01, 3.05(b)(3), 3.05(b)(4) or 3.05(d).

“Global Security Legend” means the legend set forth in Section 3.05(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“guarantee” means, as applied to any obligation:

(i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person.

The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means each guarantee of the Securities contained in Article XIII given by each Guarantor.

“Guarantors” means the Domestic Restricted Subsidiaries of the Company named in Schedule A hereto, together with any additional Domestic Restricted Subsidiaries of the Company that execute a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns; provided that upon release or discharge of any such Domestic Restricted Subsidiary from its Guarantee, in accordance with this Indenture, such Domestic Restricted Subsidiary shall cease to be a Guarantor.

“Guaranty Agreement” means a supplemental indenture pursuant to which a Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Guaranty Obligations” has the meaning specified in Section 13.01.

“H&E” means H&E Equipment Services, Inc., a Delaware corporation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

“Herc Rentals” means Herc Rentals Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Hertz” means The Hertz Corporation, a Delaware corporation, and any successor in interest thereto.

“Hertz Investors” means Hertz Investors, Inc., a Delaware corporation, and any successor in interest thereto.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IAI Global Security” means a Global Security substantially in the form of Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2034 Notes bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the Commission, as the case may be), as in effect from time to time.

“incur” has the meaning specified in Section 10.08(a).

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal amount of all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker’s acceptance or other similar credit transaction;

(b) the principal amount of all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

(d) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(e) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company, which shall be conclusive) or the amount of the obligation so secured);

(f) all guarantees of Indebtedness referred to in this definition by such Person;

(g) all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

(h) all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

(x) any holdback or escrow of the purchase price of property, services, businesses or assets; or

(y) any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Lien” has the meaning specified in Section 10.12.

“Initial Purchaser” means each of: Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Truist Securities, Inc., Capital One Securities, Inc., ING Financial Markets LLC, TD Securities (USA) LLC, BofA Securities, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Intellectual Property Agreement” means the Intellectual Property Agreement, dated as of June 30, 2016, by and among Hertz, Hertz System, Inc. and Herc Rentals.

“Interest Payment Date” means March 15 and September 15 of each year, commencing, in the case of Securities issued on the Issue Date, on March 15, 2026.

“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” means, with respect to any Person, any loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of Section 10.09.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, and BBB– by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Issue Date” means December 16, 2025.

“Legal Defeasance” has the meaning specified in Section 12.02.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) or other transaction, (2) any incurrence, issuance, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, (3) any Restricted Payment, including the designation of any Restricted Subsidiary or Unrestricted Subsidiary, (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale” or any fundamental change and (5) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the preceding clauses (1) through (4).

“Management Advances” means (1) loans or advances made to directors, management members, officers, employees or consultants of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $25.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which guarantees are permitted under Section 10.08.

“Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time of $25.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $25.0 million in the aggregate outstanding at any time.

“Management Investors” means the present or former management members, officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives of any of the foregoing (provided that, solely for purposes of the definition of “Permitted Holder,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Restricted Subsidiary.

“Management Stock” means Capital Stock of the Company or any Restricted Subsidiary (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Company or any direct or indirect parent company on the date of declaration of the relevant dividend or the payment of other Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend or the payment of other Restricted Payment.

“Maturity Date” means March 15, 2031, in the case of the 2031 Notes, and March 15, 2034, in the case of the 2034 Notes.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 19, 2025, by and among the Company, HR Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, and H&E.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers’ fees) related to such Asset Sale;

(ii) provisions for all taxes payable as a result of such Asset Sale;

(iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale;

(iv) payments made to retire Indebtedness which is secured by any assets subject to such Asset Sale (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale;

(v) the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; and

(vi) the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“North American Borrowing Base” means the sum of (1) 85.0% of the book value of Inventory (excluding Equipment) of the Company, its Domestic Restricted Subsidiaries and its Canadian Subsidiaries, (2) 85.0% of the book value of Receivables of the Company, its Domestic Restricted Subsidiaries and its Canadian Subsidiaries, (3) 95.0% of the book value of Equipment of the Company, its Domestic Restricted Subsidiaries and its Canadian Subsidiaries and (4) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments of the Company, its Domestic Restricted Subsidiaries and its Canadian Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Notice of Default” means a written notice of the kind specified in Section 6.02.

“Offer” means a Change of Control Offer or an Asset Sale Offer.

“Offer to Purchase” means an Offer sent by or on behalf of the Company electronically or by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise provided in Sections 10.13 or 10.14 or otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be not less than 10 days nor more than 60 days after the date of such Offer (or such later date as may be necessary for the Company to comply with the Exchange Act), and a settlement date (the “Purchase Date”) for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least two Business Days (or such shorter period as is acceptable to the Trustee) prior to the electronic delivery or mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be delivered electronically or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”), and the amount of accrued and unpaid interest to be paid;

(4) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(5) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(6) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase shall continue to accrue;

(7) that on the Purchase Date the Purchase Price shall become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(8) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase shall be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

(9) that Holders shall be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(10) that (a) if Securities purchasable at an aggregate Purchase Price less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities purchasable at an aggregate Purchase Price in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase (or the Asset Sale Offer Price with respect to Securities tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Securities), the Company shall purchase Securities on a pro rata basis based on the Purchase Price therefor, with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased; notwithstanding the foregoing, if the Company is required to commence an Asset Sale Offer at any time when other Indebtedness of the Company ranking pari passu in right of payment with the Securities is outstanding containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, then the Company shall comply with the applicable provisions of Section 10.14 in connection with any offers to purchase such other Indebtedness; and

(11) that in the case of a Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions of this Indenture pertaining to the type of Offer to which it relates.

“Offering Memorandum” means the confidential Offering Memorandum of the Company, dated December 2, 2025, relating to the offering of the Securities.

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Securities, a certificate signed by one of the following: the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Human Resources Officer, any Vice President, the Controller, the Treasurer or the Secretary of such Person or any other officer authorized by the Board of Directors of the Company or any of the foregoing, and delivered to the Trustee. The officer signing an Officer’s Certificate given pursuant to Section 10.19 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel (which may be subject to customary assumptions, exclusions, limitations and exceptions). The counsel may be an employee of or counsel to the Company or other counsel reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to Section 3.06, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv) Securities as to which (a) Legal Defeasance has been effected pursuant to Section 12.02 or (b) Covenant Defeasance has been effected pursuant to Section 12.03, to the extent set forth therein;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an Offer or other Offer to Purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.

“Permitted Holder” means any of the following: (i) any of the Management Investors; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the Issue Date) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, in each case as in effect on the Issue Date) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute a Permitted Holder.

“Permitted Investments” means any of the following:

(i) Investments in the Company or in a Restricted Subsidiary;

(ii) Investments in another Person, if as a result of such Investment:

(A) such other Person becomes a Restricted Subsidiary; or

(B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

(iii) Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other Person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

(iv) Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

(v) Investments in any Indebtedness of the Company or its Subsidiaries (with respect to Subordinated Indebtedness, to the extent otherwise permitted under this Indenture);

(vi) Investments in Cash Equivalents, Investment Grade Securities or Temporary Cash Investments;

(vii) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(viii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

(ix) Investments consisting of the licensing of intellectual property granted by the Company or any Restricted Subsidiary in the ordinary course of business;

(x) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 10.14 (to the extent such Investments are non-cash proceeds as permitted under Section 10.14) or any other sale of assets or property made pursuant to and in compliance with this Indenture;

(xi) Management Advances;

(xii) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

(xiii) guarantees (including Guarantees of the Securities) of Indebtedness permitted to be incurred under Section 10.08;

(xiv) any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company;

(xv) Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(xvi) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(xvii) Investments in pledges or deposits with respect to leases or utilities provided to third parties;

(xviii) any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with the second paragraph of Section 10.11, except those transactions permitted by clauses (ii), (iv), (viii) and (x) of such paragraph;

(xix) Investments relating to a Subsidiary in connection with a Securitization Transaction that, in the good faith determination of the Company, are necessary or advisable to effect any Securitization Transaction;

(xx) Investments in (w) Unrestricted Subsidiaries, (x) Similar Businesses, (y) less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (z) any joint venture or similar arrangement; provided, however, that the aggregate amount of all Investments outstanding and made pursuant to this clause (xx) shall not exceed the greater of (x) $900.0 million and (y) 10.0% of Consolidated Tangible Assets at any one time; provided that, if an Investment is made pursuant to this clause (xx) in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) of this definition;

(xxi) (v) Investments in Franchise Special Purpose Entities directly or indirectly to finance or refinance the acquisition of Franchise Equipment and/or related rights and/or assets, (w) Investments in Franchisees attributable to the financing or refinancing of Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Company (which determination shall be conclusive), (x) other Investments in Franchisees, (y) Investments in Capital Stock of Franchisees and Franchise Special Purpose Entities (including pursuant to capital contributions), and (z) Investments in Franchisees arising as the result of guarantees of Franchise Equipment Indebtedness or Franchise Lease Obligations; and

(xxii) other Investments; provided that at the time any such Investment is made pursuant to this clause (xxii), the amount of such Investment, together with all other Investments made pursuant to this clause (xxii), does not exceed the greater of (x) $900.0 million and (y) 10.0% of Consolidated Tangible Assets; provided that, if an Investment is made pursuant to this clause (xxii) in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of this definition of “Permitted Investments.”

“Permitted Liens” means:

(a) any Lien existing as of the Issue Date;

(b) Liens securing Indebtedness permitted under Section 10.08(b)(i);

(c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the assumption of such Acquired Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such assumption (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d) Liens in favor of the Company or a Restricted Subsidiary;

(e) Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under Section 10.08(b)(x);

(f) Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

(h) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(j) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k) easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(l) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(m) Liens securing Indebtedness incurred pursuant to Section 10.08(b)(viii);

(n) Liens securing Indebtedness incurred pursuant to Section 10.08(b)(iv) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof and Liens securing obligations in respect of Management Advances or Management Guarantees;

(p) Liens securing refinancing Indebtedness permitted under Section 10.08(b)(ix); provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

(q) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(r) Liens securing Hedging Obligations or Bank Products Obligations incurred in compliance with Section 10.08;

(s) customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Indenture;

(u) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Indenture;

(v) Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(z) Liens created in favor of the Trustee for the Securities;

(aa) Liens arising by operation of law in the ordinary course of business;

(bb) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc) Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd) Liens in favor of any Franchise Special Purpose Entity in connection with any Franchise Financing Disposition;

(ee) Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (ee), shall not exceed the greater of (x) $900.0 million and (y) 10.0% of Consolidated Tangible Assets; and

(ff) Liens securing Indebtedness incurred in compliance with Section 10.08; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (ff)), no Default or Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 3.00:1.00.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ff) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify or reclassify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (ff) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

If any Lien securing Indebtedness is incurred in connection with the refinancing of Indebtedness and the Lien securing the Indebtedness being refinanced was initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Tangible Assets restriction to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. The principal amount of Indebtedness outstanding secured by Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on that Security which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 3.05(g)(1) hereof to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Amount” means, with respect to an Offer to Purchase, the maximum aggregate amount payable by the Company for Securities under the terms of such Offer to Purchase, if such Offer to Purchase were accepted in respect of all Securities.

“Purchase Date” shall have the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 365 days after such acquisition.

“Purchase Price” shall have the meaning set forth in the definition of “Offer to Purchase.”

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” mean (1) Moody’s, S&P and Fitch or (2) if Moody’s, S&P or Fitch shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s, S&P or Fitch, as the case may be.

“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Receivables Securitization Transaction” means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

“Record Expiration Date” has the meaning specified in Section 1.04.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock shall not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale.”

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Global Security in the form of Exhibit A hereto with respect to the 2031 Notes or Exhibit B hereto with respect to the 2034 Notes, bearing the Global Security Legend, the Private Placement Legend and the Regulation S Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903.

“Regulation S Global Security Legend” means the legend set forth in Section 3.05(g)(3).

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

“Replacement Assets” has the meaning specified in Section 10.14(b)(2).

“Required Filing Dates” has the meaning specified in Section 10.18.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Payments” has the meaning specified in Section 10.09.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, (i) the termination of which shall be January 25, 2026 with respect to the Securities issued on the Issue Date pursuant to Regulation S and (ii) with respect to any Additional Securities subject to such compliance period, notice of the termination of which shall be given by the Company to the Trustee, in writing, promptly after the date of original issuance of such Additional Securities.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 10.20(b).

“Revocation” has the meaning set forth in Section 10.17(d).

“RS Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company (or, if not a Subsidiary of the Company, the common equity of which is wholly-owned, directly or indirectly, by the Company) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Secured Indebtedness” means any Indebtedness of the Company or its Restricted Subsidiaries secured by a Lien.

“Securities” means the 2031 Notes and the 2034 Notes issued on the Issue Date under this Indenture and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person thereto; the Securities Custodian shall initially be the Trustee.

“Securitization Transaction” means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Secured Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Separation Agreement” means the Separation and Distribution Agreement, dated June 30, 2016, by and between the Company and Hertz Global Holdings, Inc.

“Significant Subsidiary” of any Person means a Restricted Subsidiary of such Person which would be a significant subsidiary of such Person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the Commission and as in effect on the Issue Date.

“Similar Business” means any businesses conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of such business or ancillary thereto.

“Special Purpose Vehicle” means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Spin Transaction Agreements” means, collectively, the Separation Agreement, the Tax Matters Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Intellectual Property Agreement and any other instruments, assignments, documents and agreements contemplated thereby and executed in connection therewith.

“Spin Transactions” means, collectively, (i) the entry into the Spin Transaction Agreements, and all the transactions thereunder, (ii) the issuance of the 5.50% Senior Notes due 2027, (iii) the entry into the ABL credit agreement, dated as of June 30, 2016 (the “2016 Credit Agreement”), among Herc Rentals, certain of its subsidiaries, Citibank, N.A., as administrative agent and collateral agent, Citibank N.A., as Canadian administrative agent and Canadian collateral agent, Bank of America N.A., as co-collateral agent, and the several banks and other financial institutions party thereto, and the initial incurrence of Indebtedness thereunder, (iv) the refinancing in full of the outstanding principal amount of all Indebtedness under the 2016 Credit Agreement and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Standard Securitization Undertakings” means, representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith are customary or otherwise necessary or advisable in connection with a Securitization Transaction or a Franchise Financing Disposition; provided that (x) it is understood that Standard Securitization Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) hedging obligations, or other obligations relating to Interest Rate Protection Agreements or Hedging Obligations entered into by the Company or any Restricted Subsidiary, in respect of any Securitization Transaction or a Franchise Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any guarantee in respect of Indebtedness of a Special Purpose Vehicle by the Company or a Restricted Subsidiary that is not a Special Purpose Vehicle.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means, with respect to a Person, Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities or a Guarantee of the Securities by such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person:

(i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and

(ii) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Surviving Entity” has the meaning specified in Section 8.01(1)(y).

“Suspended Covenants” has the meaning specified in Section 10.20(a).

“Suspension Period” has the meaning specified in Section 10.20(c).

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of June 30, 2016, by and among the Company, Hertz, Herc Rentals and Hertz Global Holdings, Inc.

“Tax Sharing Agreement” means each of (i) the Tax Sharing Agreement, dated as of December 21, 2005, among Hertz, the Company and Hertz Investors (the “Existing Tax Sharing Agreement”) and (ii) any Tax Sharing Agreement entered into after the Issue Date among the Company, Herc Rentals and/or Hertz Investors with the terms substantially comparable (as determined by the Company in good faith, which determination shall be conclusive) to those in the Existing Tax Sharing Agreement, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A-2” by S&P or “P-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x)

any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof), (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% or more of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business. For the avoidance of doubt, for purposes of this definition and the definitions of “Cash Equivalents” and “Investment Grade Rating,” rating identifiers, watches and outlooks will be disregarded in determining whether any obligations satisfy the rating requirement therein.

“Total Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” means, collectively, any and all of the following (whether or not consummated): (i) the Acquisition, (ii) the issuance of the Securities and the Guarantees on the Issue Date, (iii) the redemption of all $1,200 million in aggregate principal amount of the 2027 Notes, (iv) the borrowings under, and the entry into, the Credit Agreements in connection with the Acquisition, (v) the payment of expenses and other transactions contemplated by the Merger Agreement or in connection therewith or incidental thereto and (vi) all other transactions related to any of the foregoing.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (a) Herc Receivables U.S. LLC and any other Special Purpose Vehicles and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.17 and each Subsidiary of such Unrestricted Subsidiary. As of the Issue Date, Herc Receivables U.S. LLC is the only Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Vehicles” means vehicles owned or operated by, or leased or rented to or by, the Company or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee such certificates and opinions as may be required under this Indenture. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company or a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of this Indenture; provided that no such Opinion of Counsel shall be delivered in connection with the issuance of Securities on the Issue Date or in connection with the addition of Additional Guarantors in accordance with Section 10.16, including the execution of a supplemental indenture to add such Additional Guarantors.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or a Guarantor, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved exclusively by the Security Register for all purposes.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or a Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of the applicable series of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of such Securities; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of the applicable series of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of the applicable series of Outstanding Securities on such record date. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of the applicable series of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of such Securities in the manner set forth in Section 1.06.

The Trustee may but need not set any day as a record date for the purpose of determining the Holders of the applicable series of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of the applicable series of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of the applicable series of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of the applicable series of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of such Securities in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of the applicable series of Securities in the manner set forth in Section 1.06, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents or proxies each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.05 Notices to Trustee, the Company or a Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered electronically or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office: Truist Bank, Corporate Trust and Escrow Services, 2713 Forest Hills Road 2nd FL BLDG 2, Attention: Herc Holdings Administrator, Wilson, NC 27893 or

(2) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including facsimile and electronic transmissions in PDF format) and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given electronically or by mail, neither the failure to deliver electronically, mail or receive such notice, nor any defect in any such notice, to any particular Holder shall affect the sufficiency or validity of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice electronically or by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08 Successors and Assigns. Without limiting Articles VIII and XIII, all covenants and agreements in this Indenture by each of the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.09 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11 Governing Law. This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date, Purchase Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

SECTION 1.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.15 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. The Trustee acknowledges that it has received all information required pursuant to this Section 1.15 as of the date hereof.

SECTION 1.16 Copies of Transaction Documents. Upon written request from a Holder, the Company shall provide copies of this Indenture or the related Offering Memorandum to such Holder.

SECTION 1.17 Limited Condition Transactions. When calculating the availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, in each case, at the option of the Company, any of its Restricted Subsidiaries, or any successor entity of any of the foregoing (including a third party) (the “Testing Party,” and the election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, test or ratio or whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreements or letter of intent (or, if applicable, a binding offer, or launch of a “certain funds” tender offer) for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers or similar law or practices in other jurisdictions apply, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer or similar announcement or determination in another jurisdiction subject to similar laws in respect of a target of a Limited Condition Transaction, and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto and (c) Consolidated Interest Expense for purposes of the Consolidated Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Testing Party in good faith.

For the avoidance of doubt, if the Testing Party has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with, including as a result of fluctuations in any such ratio, test or basket, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; provided that if such ratios, tests or baskets improve as a result of such fluctuations, such improved ratios, tests and/or baskets may be utilized; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction (including without limitation a separate Limited Condition Transaction) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment specified in a notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Testing Party, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date of the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment for such Limited Condition Transaction, as applicable. For the avoidance of doubt, if the Testing Party has exercised an LCT Election, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) for the applicable Limited Condition

Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.

SECTION 1.18 Certain Compliance Calculations. Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred, assumed or issued, any Lien is incurred or assumed, any Restricted Payment is made or other transaction is undertaken (including a Limited Condition Transaction) in reliance on a ratio basket based on Consolidated Fixed Charge Coverage Ratio, Senior Secured Indebtedness Leverage Ratio, Total Indebtedness Leverage Ratio or other ratio-based test, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other non-ratio-based basket substantially concurrently. Each item of Indebtedness that is incurred, assumed or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, assumed, issued or taken first, to the extent available, pursuant to the relevant Consolidated Fixed Charge Coverage Ratio, Senior Secured Indebtedness Leverage Ratio, Total Indebtedness Leverage Ratio or other ratio-based test.

If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Company shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds as it shall elect from time to time.

ARTICLE II

Security Forms

SECTION 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2034 Notes, each of which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

ARTICLE III

The Securities

SECTION 3.01 Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is limited to $1,200,000,000 principal amount. Additional Securities may be issued, authenticated and delivered pursuant to Section 3.13, and Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06, 9.05 or 11.08 or in connection with an Offer pursuant to Sections 10.13 or 10.14.

The Securities shall be known and designated as the “5.750% Senior Notes due 2031” and the “6.000% Senior Notes due 2034” of the Company. Their Stated Maturity for payment of principal shall be March 15, 2031 and March 15, 2034, respectively. Interest on the 2031 Notes shall accrue at the rate of 5.750% per annum and shall be payable semiannually in arrears on each March 15 and September 15, commencing March 15, 2026, to the Holders of record of such series of Securities at the close of business on March 1 and September 1, respectively, immediately preceding such Interest Payment Date. Interest on the 2034 Notes shall accrue at the rate of 6.000% per annum and shall be payable semiannually in arrears on each March 15 and September 15, commencing March 15, 2026, to the Holders of record of such series of Securities at the close of business on March 1 and September 1, respectively, immediately preceding such Interest Payment Date. Subject to Section 3.13(3), interest on each series of Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 2025. Interest on each series of Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The principal of (and premium, if any) and interest on the Securities shall be payable at the office of the Trustee in The City of New York, located at 50 Hudson Yards, 69th Floor, New York, NY 10001, or such other office maintained by the Trustee for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or wire transfer or other electronic means.

The Securities of each series shall be redeemable as provided in Article XI and in the Securities.

The Securities of each series shall be subject to satisfaction and discharge as provided in Article IV and to Legal Defeasance and/or Covenant Defeasance as provided in Article XII.

SECTION 3.02 Denominations. The Securities issued on the Issue Date shall be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03 Execution and Authentication. The terms and provisions contained in the Securities annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, its Treasurer, its Controller or its Secretary or any authorized signatory that is not a corporation. The signature of any of these officers on the Securities may be manual, facsimile or electronic (including “.pdf”).

Securities bearing the manual, facsimile or electronic (including “.pdf”) signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 after the Issue Date, shall certify that such issuance is in compliance with Section 10.08; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.

SECTION 3.04 Temporary Securities. Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 3.05 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the office of the Trustee in The City of New York located at 50 Hudson Yards, 69th Floor, New York, NY 10001, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed (a) the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and (b) the Securities Custodian with respect to the Global Securities.

(a) A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if:

(1) the Depositary (i) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or (ii) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 120 days thereafter;

(2) the Company, in its discretion, notifies the Trustee in writing that it has determined to cause the issuance of Definitive Securities; or

(3) an Event of Default has occurred and is continuing.

Upon the occurrence of any of the preceding events described in subparagraphs (1), (2) or (3) above, Definitive Securities shall be registered in such names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend unless that legend is not required by applicable law. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.05 or Sections 3.04 or 3.06, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 3.05(a); provided, however, that beneficial interests in a Global Security may be transferred and exchanged as provided in Section 3.05(b), (c) or (f). The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) of this Section 3.05(b), as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.05(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.05(b)(1), the transferor of such beneficial interest must deliver to the Security Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 3.05(b)(1) above.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.05(b)(2) above and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 3.05(b)(2) and the Security Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 3.05(b)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 3.05(b)(4).

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 3.05(a) and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.05(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.05(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) [Intentionally Omitted].

(3) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 3.05(a) and only if the Security Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Security to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 3.05(a) and satisfaction of the conditions set forth in Section 3.05(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.05(h), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.05(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.05(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Security Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.05(d)(2), the Trustee will cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 3.05(e), the Security Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Security Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case, if the Security Registrar so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) [Reserved.]

(g) Legends. The following legends will appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS

EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXPRESSES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)) AND (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS SECURITY, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE

SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 3.05 (and all Securities issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Security Legend. Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO

THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Global Security Legend. Each Regulation S Global Security will also bear a legend in substantially the following form:

“PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 3.09. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of a Company Order in accordance with Section 3.03 or at the Security Registrar’s request.

(2) No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 not involving any transfer or transfers or exchanges in accordance with any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14.

(3) The Security Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5) Neither the Company nor the Security Registrar shall be required:

(A) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Securities selected for redemption under Section 11.05 and ending at the close of business on the day of such delivery;

(B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C) to register the transfer of any Securities other than Securities having a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(6) The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 3.03.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 3.05 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(9) Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, and the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

(10) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(11) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07 Payment of Interest; Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.05, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered or mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or tendered and accepted pursuant to any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be cancelled by the Trustee in its customary manner.

SECTION 3.10 Computation of Interest. Interest on the Securities of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 3.11 CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

SECTION 3.12 Deposits of Monies. Except to the extent payment of interest is made by the Company’s check pursuant to Section 3.01, prior to 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Stated Maturity, and Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Stated Maturity and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Stated Maturity, and Purchase Date, as the case may be.

SECTION 3.13 Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 10.08, to issue Additional Securities of each series under this Indenture which shall have identical terms as the Securities of the applicable series issued on the Issue Date, other than with respect to the date of issuance and issue price; provided, however, that any Additional Securities that are not fungible with the Securities issued on the Issue Date for United States federal income tax purposes will be issued with a different CUSIP number than the CUSIP number issued with respect to the applicable series of Securities issued on the Issue Date. The Securities of a particular series issued on the Issue Date and any Additional Securities of such series shall be treated as a single class for all purposes under this Indenture and shall vote and consent, together with any Outstanding Securities of such series as one class, on all matters that require their vote or consent under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Securities which are to be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

(3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2034 Notes and any circumstances in addition to or in lieu of those set forth in Section 3.05 in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Securities herein expressly provided for) as to all outstanding applicable series of Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all the Securities of the applicable series theretofore authenticated and delivered (other than (i) Securities of the applicable series which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06 and (ii) Securities of the applicable series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of the applicable series not theretofore delivered to the Trustee for cancellation (other than Securities of the applicable series which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06),

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the applicable series of Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the applicable series of Securities to the date of deposit (in the case of the applicable series of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

SECTION 5.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events with respect to each series of Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities of that series (at Stated Maturity, upon optional redemption, required purchase or otherwise);

(2) default in the payment of an installment of interest, if any, on the Securities of that series, when due and payable, for 30 days;

(3) default in the performance of, or breach of, the provisions set forth in Article VIII;

(4) failure by the Company to comply with any of its obligations set forth in Section 10.13 in connection with a Change of Control (other than a default with respect to the failure to purchase the Securities of that series), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the Holders of at least 30.0% in aggregate principal amount of the Outstanding Securities of that series;

(5) default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1), (2), (3) or (4)) of this Section 5.01 and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

(A) to the Company by the Trustee; or

(B) to the Company and the Trustee by the Holders of at least 30.0% in aggregate principal amount of the Outstanding Securities of that series;

(6) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary, then has outstanding Indebtedness in excess of $300.0 million, in each case, either individually or in the aggregate, and either:

(A) such Indebtedness is already due and payable in full; or

(B) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

provided that no Default or Event of Default shall be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 Business Days after such acceleration;

(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $300.0 million, in each case, either individually or in the aggregate, shall be entered against the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary, or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

(8) the entry of a decree or order by a court having jurisdiction in the premises:

(A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law; or

(B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(9) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(10) any of the Guarantees of the Securities by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) and such event continues for 10 Business Days.

If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action and any Default or Event of Default for the failure to comply with the time periods prescribed in Section 10.18 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than those covered by clause (8) or (9) of Section 5.01 with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 30.0% in aggregate principal amount of the applicable series of Securities then Outstanding, by written notice to the Trustee and the Company, in each case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Securities of that series due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 5.01 with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Outstanding Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of the applicable series, by written notice to the Company and the Trustee, may rescind such declaration if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B) all overdue interest on the applicable series of Securities;

(C) the principal of and premium, if any, on Securities of the applicable series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such series of Securities; and

(D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the applicable series of Securities which has become due otherwise than by such declaration of acceleration;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the applicable series of Securities that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company and each Guarantor covenants that if:

(i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(ii) default is made in the payment of the principal of (or premium, if any, on) any Security on the due date for payment thereof, including, with respect to any Security required to have been purchased pursuant to a Change of Control Offer or an Asset Sale Offer made by the Company, at the Purchase Date thereof, the Company or such Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the applicable series of Securities allowed in any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the applicable series of Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company, a Guarantor (or any other obligor upon the Securities), any of their property or any of their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

THIRD: To the payment of any and all other amounts due under this Indenture, the Securities or the Guarantees; and

FOURTH: To the Company (or such other Person as a court of competent jurisdiction may direct).

SECTION 5.07 Limitation on Suits. Subject to Section 5.08, no Holder of the Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 30.0% in aggregate principal amount of the applicable series of Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in principal amount of the applicable series of Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of a Change of Control Offer or an Asset Sale Offer made by the Company and required to be accepted as to such Security, on the relevant Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, each Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the applicable series of Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture with respect to such series of Outstanding Securities; provided that;

(i) such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the applicable series of Outstanding Securities may, on behalf of the Holders of such Securities, waive any past default hereunder with respect to such Securities and its consequences, except a default:

(i) in the payment of the principal of (or premium, if any) or interest on such series of Securities; or

(ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. In the case of any such waiver, the Company, the Guarantors or any other obligor under the Securities, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.

SECTION 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that this Section 5.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or a Guarantor, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10.0% in principal amount of the applicable series of Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any such Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of a Change of Control Offer or an Asset Sale Offer, made by the Company and required to be accepted as to such Security, on the applicable Purchase Date, as the case may be).

SECTION 5.15 Waiver of Stay or Extension Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

SECTION 6.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent misconduct, its own negligent failure to act or its own willful misconduct except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be liable for any error of judgment unless it is proved that the Trustee was negligent in the performance of its duties hereunder.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(e) None of the Trustee or any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 6.02 Notice of Defaults. If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall deliver to each Holder of the applicable series of Securities, as their names and addresses appear in the Security Register, a notice of such Default or Event of Default hereunder known to the Trustee within 90 days after obtaining such knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on such series of Security, the Trustee shall be protected in withholding such notice to the Holders if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company or any Guarantor) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company or a Guarantor, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable series of Securities and this Indenture;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Securities Custodian or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08, may otherwise deal with the Company or a Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Securities Custodian or such other agent.

SECTION 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07 Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the reasonable and documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may have been caused by its gross negligence or willful misconduct; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without gross negligence or willful misconduct on its part, including court costs and taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or Section 5.01(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Notwithstanding any provisions of this Indenture, the provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and any satisfaction and discharge of this Indenture.

SECTION 6.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

SECTION 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that has, or is a wholly-owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal or state supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

SECTION 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the applicable series of Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, any Guarantor or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company or any Guarantor, in each case by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the applicable series of Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.05. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The resignation or removal of the Trustee pursuant to this Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.07(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

(h) No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13 [Reserved.]

SECTION 6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.05, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:	TRUIST BANK, as Trustee

By
As Authenticating Agent

By
Authorized Signatory

ARTICLE VII

Holders’ Lists

SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee a list of the names and addresses of the Holders in such form as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02 Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting.

ARTICLE VIII

Consolidation, Merger, Sale of Assets, etc.

SECTION 8.01 Company May Consolidate, Etc. Only on Certain Terms. The Company shall not, directly or indirectly, in any transaction or series of transactions, consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose all or substantially all its assets to, any Person, unless at the time and after giving effect thereto:

(1) either:

(x) if the transaction or transactions is a merger or consolidation, the Company, shall be the surviving Person of such merger or consolidation; or

(y) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety, are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(3) except in the case of any merger of the Company with any Wholly-Owned Restricted Subsidiary (and with no other Persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to Section 10.08(a) (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture, if any, in respect thereof (required under clause (1)(y) of this Section 8.01) comply with the requirements of this Indenture.

SECTION 8.02 Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities and this Indenture with the same effect as if such successor had been named as the Company in the Securities and this Indenture and, except in the case of a lease, the Company shall be released and discharged from its obligations thereunder.

Any reference to consolidation, merger, transfer, lease, assignment, sale, conveyance or disposition, or a similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust, as if it were a consolidation, merger, transfer, lease, assignment, sale, conveyance or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under this Indenture (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE IX

Amendments; Waivers; Supplemental Indentures

SECTION 9.01 Amendments, Waivers and Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may together amend, waive or supplement this Indenture, the Securities of any series or the Guarantees, for any of the following purposes:

(i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the applicable series of Securities or such Guarantor’s Guarantee of the applicable series of Securities and to evidence the assumption of obligations under this Indenture and a Guarantee pursuant to Section 10.16;

(ii) to add to the covenants of the Company or a Guarantor for the benefit of the Holders of the applicable series of Securities, or to surrender any right or power herein conferred upon the Company or a Guarantor;

(iii) to secure the Securities of any series;

(iv) at the Company’s election, to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(v) to cure any ambiguity, omission or mistake, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture;

(vi) to make any change that does not materially adversely affect the rights of any Holder of the Securities of any series (as determined by the Company);

(vii) to conform any provision of this Indenture to any provision under the heading “Description of the notes” in the Offering Memorandum;

(viii) to add Guarantees or release or discharge Guarantees in accordance with the terms of this Indenture;

(ix) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(x) to make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Securities; or

(xi) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof.

provided, however, that the Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 Modifications, Amendments, Waivers and Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in principal amount of the applicable series of Outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities of the applicable series), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may together modify, amend, waive provisions or supplement this Indenture, the Securities of such series or the Guarantees, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series under this Indenture; provided, however, that no such modification, amendment or supplemental indenture may, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(i) reduce the principal amount of, extend the final Stated Maturity of or alter the redemption provisions of, the Securities of such series (other than provisions relating to (a) notice periods for redemption and conditions to redemption and (b) the provisions described under Sections 10.13 or 10.14);

(ii) change the currency in which any Securities of such series or any premium or the interest thereon is payable;

(iii) reduce the percentage in principal amount of Outstanding Securities of such series that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or such series of Securities;

(iv) amend the contractual right expressly set forth in this Indenture or the Securities of such series of any Holder to institute suit for the enforcement of any payment on or with respect to the Securities of such series;

(v) waive a default in payment with respect to the Securities of such series;

(vi) reduce the rate or change the time for payment of interest, if any, on the Securities of such series; or

(vii) modify or change any provision of this Indenture affecting the ranking of the Securities of such series or any Guarantee of such series of Securities in a manner adverse to the Holders of the Securities of such series.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such amendment or supplemental indenture.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be given, and (subject to Section 6.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and/or an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid and legally binding obligation of the Company and the Guarantors, as applicable, enforceable in accordance with its terms, subject to customary limitations and exceptions; provided that no such Opinion of Counsel shall be delivered in connection with the addition of Additional Guarantors in accordance with Section 10.16, including the execution of a supplemental indenture to add such Additional Guarantors. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.

SECTION 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the applicable series of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture; provided that any failure by the Trustee to make such notation shall not affect the validity of the matter provided for in such supplemental indenture or any Security or Guarantee hereunder. If the Company shall so determine, new Securities or Guarantees of any series so modified as to conform, in the opinion of the Trustee, the Guarantors and the Company, to any such supplemental indenture may be prepared and executed by the Company or Guarantor and authenticated and delivered by the Trustee in exchange for such series of Outstanding Securities.

SECTION 9.06 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01, Sections 10.04 to 10.17, inclusive, and Section 10.19, and pursuant to Section 9.01(ii), if before the time for such compliance the Holders of a majority in principal amount of the applicable series of Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer as to which an Offer to Purchase has been delivered electronically or mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 9.07 No Liability for Certain Persons. No director, officer, employee, or stockholder of the Company, nor any director, officer or employee of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture based on or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The foregoing waiver and release is an integral part of the consideration for the issuance of the Securities and the Guarantees.

ARTICLE X

Covenants

SECTION 10.01 Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the applicable series of Securities and this Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 11:00 a.m. New York City time on the date of the Stated Maturity of any Security or no later than 11:00 a.m. New York City time on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. At the option of the Company, payment of interest on the Securities may be made through the Trustee by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

SECTION 10.02 Maintenance of Office or Agency. The Company shall maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Securities, the Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent and Security Registrar, and the office of the Trustee in The City of New York, located at 50 Hudson Yards, 69th Floor, New York, NY 10001, Attention: Corporate Trust & Escrow Services, ATTN: HERC HOLDINGS INC. – Relationship Manager, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03 Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, the Company shall, prior to 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent shall during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 10.04 Existence; Activities. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05 Maintenance of Properties. The Company shall cause all material properties used in the conduct of its business or the business of any Restricted Subsidiary, taken as a whole, to be maintained and kept in good condition, repair and working order (regular wear and tear excepted), in each case in all material respects, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.05 shall prevent the Company from disposing of any asset (subject to compliance with Section 10.14) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.06 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful material claims for labor, materials and supplies which, if unpaid, would by law become a lien upon property of the Company or any of its Restricted Subsidiaries that is not a Permitted Lien; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.07 Maintenance of Insurance. The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their material properties, taken as a whole, which are of an insurable nature insured to the extent consistent with the Company’s past practice against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material properties to which such proceeds relate or to invest in Replacement Assets; provided, however, that the Company shall not be required to repair, replace or otherwise restore any such material property if the Company in good faith determines that such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.08 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to “incur”), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary shall be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00; provided further that the aggregate amount of Indebtedness (including Acquired Indebtedness) incurred pursuant to the foregoing by non-Guarantor Restricted Subsidiaries shall not exceed the greater of (x) $1.15 billion and (y) 50.0% of Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period, at any one time outstanding, on a pro forma basis (including pro forma application of the proceeds therefrom).

(b) Paragraph (a) of this Section 10.08 shall not prohibit the incurrence of any of the following items of Indebtedness:

(i) Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities (and any Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) in respect thereof), either (I) in a maximum principal amount at any time outstanding not exceeding, in the aggregate, (A) the amount equal to the greater of (x) $4.0 billion and (y) an amount equal to the North American Borrowing Base; provided that the amounts available pursuant to (A)(y) will be reduced by the amount of any Indebtedness incurred and outstanding under subclause (B) below that is secured on a pari passu basis with amounts outstanding under the ABL Credit Agreement, plus (B) $750.0 million, plus the amount equal to the greater of (x) $1.40 billion and (y) 15.5% of Consolidated Tangible Assets, plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, or (II) in an unlimited amount, if on the date of the incurrence of such Indebtedness, after giving effect to such incurrence (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) the Senior Secured Indebtedness Leverage Ratio would be equal to or less than 3.00:1.00; provided, that for purposes of calculating the Senior Secured Indebtedness Leverage Ratio under this subclause (II) for purposes of determining whether such Indebtedness can be incurred, any cash proceeds of any new Indebtedness then being incurred shall not be netted from the numerator in the Senior Secured Indebtedness Leverage Ratio; and (in the case of this subclause (II)) any refinancing Indebtedness (other than intercompany Indebtedness) with respect to any such Indebtedness;

(ii) Indebtedness of the Company and the Guarantors related to the Securities of each series issued on the Issue Date and the Guarantees of such Securities;

(iii) the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

(iv) Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (iv) the aggregate principal amount of all Indebtedness incurred under this clause (iv) and then outstanding does not exceed the greater of (i) $1.40 billion and (ii) 15.5% of Consolidated Tangible Assets;

(v) Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (A) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages) and in respect of liabilities or obligations of Franchisees, but excluding letters of credit issued in respect of or to secure money borrowed, (B) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (C) financing of insurance premiums in the ordinary course of business, (D) Management Guarantees, (E) take-or-pay obligations under supply arrangements incurred in the ordinary course of business or (F) Bank Products Obligations;

(vi) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary or any guarantee in respect of any Franchise Equipment Indebtedness or Franchise Lease Obligation;

(vii) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the applicable series of Securities, in the case of the Company, or the Guarantee of such Securities, in the case of a Guarantor; and

(B) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii) Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (B) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(ix) Indebtedness of:

(A) the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by this Indenture pursuant to paragraph (a) of this Section 10.08 or pursuant to this clause (ix) or clause (ii), (iii), (iv), (x), (xv), (xvi) or (xvii) of this paragraph (b); and

(B) any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by this Indenture pursuant to paragraph (a) of this Section 10.08 or pursuant to this clause (ix) or clauses (ii), (iii), (iv), (x), (xv), (xvi) or (xvii) of this paragraph (b); provided, however, that:

(1) the principal amount of Indebtedness incurred pursuant to this clause (ix) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the aggregate amount of fees, underwriting discounts and other costs and expenses incurred or payable in connection therewith; and

(2) in the case of Indebtedness incurred by the Company pursuant to this clause (ix) to refinance Subordinated Indebtedness, such Indebtedness;

(x) has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(y) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

(x) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the Foreign Borrowing Base;

(xi) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(xii) Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

(xiii) guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under this Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xiv) guarantees or other Indebtedness in respect of Indebtedness of (A) an Unrestricted Subsidiary, (B) a Person in which the Company or a Restricted Subsidiary has a minority interest or (C) joint ventures or similar arrangements; provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (xiv) the aggregate principal amount of all guarantees and other Indebtedness incurred under this clause (xiv) and then outstanding does not exceed the greater of (x) $450.0 million and (y) 5.0% of Consolidated Tangible Assets;

(xv) Indebtedness of (i) the Company or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (ii) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation); provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (x) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.08(a) or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would equal or be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect thereto;

(xvi) Indebtedness issuable upon the conversion or exchange of shares of Redeemable Capital Stock issued in accordance with Section 10.08(a);

(xvii) Contribution Indebtedness; and

(xviii) Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (i) through (xvii) of this paragraph (b); provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (xviii) and then outstanding does not exceed the greater of (x) $900.0 million and (y) 10.0% of Consolidated Tangible Assets.

(c) For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this Section 10.08, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) and (b) of this Section 10.08, the Company, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of Section 10.08(a) or the clauses of Section 10.08(b); provided that (i) Indebtedness outstanding on the Issue Date under the Credit Agreements shall be treated as incurred pursuant to clause (i) of paragraph (b) of this Section 10.08 and shall not subsequently be reclassified, and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 10.08) arising under any guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(d) Except as provided in Section 10.08(e) with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

(e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

If any Indebtedness is incurred in connection with the refinancing of Indebtedness and the Indebtedness being refinanced was initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Tangible Assets restriction to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. The principal amount of Indebtedness outstanding shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.08.

SECTION 10.09 Limitation on Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

(b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than any such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

(c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (1) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a “purchase”) of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase); or

(d) make any Investment (other than any Permitted Investment) in any Person, (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as “Restricted Payments”), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(A) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(B) the Company would be able to incur $1.00 of additional Indebtedness pursuant to Section 10.08(a); and

(C) the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date (including Restricted Payments made pursuant to clauses (i), (xii), (xiii) or (xvii) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would not exceed the sum of (without duplication) of:

(1) (i) $175.0 million plus (ii) 50.0% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from July 1, 2016 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

(2) the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after June 30, 2016 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after June 30, 2016 other than Excluded Contributions and Contribution Amounts;

(3) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

(4) the aggregate net cash proceeds and the Fair Market Value of property or assets received after June 30, 2016 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

(5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after June 30, 2016, an amount equal to the proceeds or return of capital with respect to such Investment less the cost of the disposition of such Investment;

(6) the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; and

(7) so long as the Designation thereof was treated as a Restricted Payment made after June 30, 2016, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with Section 10.17 hereof, the Fair Market Value of the Company’s interest in such Subsidiary.

None of the foregoing provisions shall prohibit the following; provided that with respect to payments pursuant to clauses (i), (iv), (v), (vi), (vii), (viii), (xii), (xiii) and (xvii) below, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this Section 10.09;

(ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this Section 10.09;

(iii) any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company in compliance with Section 10.08 which:

(x) has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(y) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

(iv) payments to purchase Capital Stock of the Company from Management Investors in an amount not to exceed the sum of (1) $20.0 million plus (2) $15.0 million multiplied by the number of calendar years that have commenced since June 30, 2016, plus (y) the Net Cash Proceeds received by the Company since June 30, 2016 from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (C)(2) of the first paragraph of this Section 10.09, plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (C)(1) of the first paragraph of this Section 10.09; provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this Section 10.09 or any other provision of this Indenture;

(v) payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company from current or former management, employees or directors of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such management, employees or directors, in aggregate amounts under this clause (v) not to exceed $15.0 million in any fiscal year of the Company;

(vi) within 60 days after the consummation of a Change of Control Offer pursuant to Section 10.13 (including the purchase of the applicable series of Securities tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(vii) within 60 days after the consummation of an Asset Sale Offer pursuant to Section 10.14 (including the purchase of the applicable series of Securities tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(viii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any Restricted Subsidiary;

(ix) the deemed repurchase of Capital Stock on the cashless exercise of stock options or in respect of withholding or similar taxes payable upon or in connection with the exercise or vesting of equity awards;

(x) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(xi) any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of “Equipment Securitization Transaction” or “Receivables Securitization Transaction”;

(xii) any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 3.50:1.00;

(xiii) any Restricted Payment in an amount not to exceed (in any fiscal year of the Company) 6.0% of Market Capitalization;

(xiv) dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

(xvi) the payment by the Company or any Restricted Subsidiary (A) to satisfy obligations under the Separation Agreement, (B) pursuant to any Tax Sharing Agreement or (C) pursuant to any Spin Transaction Agreement; and

(xvii) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvii), does not exceed the greater of (x) $180.0 million and (y) 2.0% of Consolidated Tangible Assets.

The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

The Company, in its sole discretion, may classify or reclassify any Investment or other Restricted Payment as being made in part under one of the provisions of this Section 10.09 (or, in the case of any Investment, the definition of “Permitted Investments”) and in part under one or more other such provisions (or, as applicable, clauses).

SECTION 10.10 [Reserved.]

SECTION 10.11 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with any of its Affiliates involving aggregate consideration in excess of $50.0 million, except: (a) on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company; (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $100.0 million, the Company shall have delivered an Officer’s Certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $200.0 million, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company.

Notwithstanding the foregoing, the restrictions set forth in the first paragraph of this Section 10.11 shall not apply to:

(i) transactions with or among the Company and the Restricted Subsidiaries;

(ii) transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company Controlled by the Company that is a Franchisee, a Franchise Special Purpose Entity, a joint venture or similar entity;

(iii) customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(iv) Restricted Payments made in compliance with Section 10.09;

(v) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(vi) transactions pursuant to agreements in effect on the Issue Date or any amendment or replacement thereto (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Company to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(vii) any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle or other transactions related thereto in connection with a Securitization Transaction;

(viii) transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated Person or entity, in the good faith determination of the Company’s Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(ix) any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company;

(x) the Transactions and the Spin Transactions; and

(xi) transactions in which the Company or a Restricted Subsidiary, as the case may be, receives a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (x) are fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (y) meet the requirements of clause (a) of the first paragraph of this Section 10.11.

SECTION 10.12 Limitation on Liens. The Company shall not, and shall not permit any Guarantor to create, incur, assume or suffer to exist any Lien (the “Initial Lien”) of any kind (except for Permitted Liens) securing any Indebtedness, unless the Securities are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Securities to the same extent such Subordinated Indebtedness is subordinate to the Securities). Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 10.13 Change of Control. (a) On or before the 30th day after the date of the occurrence of a Change of Control, the Company shall make an Offer to Purchase all of the then Outstanding Securities of such series (a “Change of Control Offer”) on a Business Day not more than 60 nor less than 10 days following the delivery to each Holder of the Securities of each series of the notice described in paragraph (b) below (that Business Day, the “Change of Control Purchase Date”), at a purchase price in cash (the “Change of Control Purchase Price”) equal to 101% of the principal amount of each series of the then Outstanding Securities plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Purchase Date, subject to the rights of Holders of the Securities of each series on the relevant record date to receive interest due on the relevant Interest Payment Date. The Company shall be required to purchase all Securities tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer shall remain open for at least 20 Business Days; provided, however, that the Company shall not be obligated to repurchase Securities pursuant to this Section 10.13 in the event that it has exercised its right to redeem all of the Securities as provided in Article XI.

(b) The Company shall make the Change of Control Offer by delivering a notice to each Holder of the Securities of each series describing the transaction or transactions that constitute the Change of Control, stating that such Holder has the right to require the Company to purchase such Holder’s Securities at the Change of Control Purchase Price and stating all other information as set forth in the definition of “Offer to Purchase.”

(c) On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof (not less than $2,000 principal amount and integral multiples of $1,000 in excess thereof) tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officer’s Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the third Business Day following the Change of Control Purchase Date.

(d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities of each series validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption for all outstanding Securities of each series has been given pursuant to Section 11.01, unless and until there is a default in payment of the applicable Redemption Price.

(e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase the applicable series of Securities as described above.

(f) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The provisions under this Indenture set forth above relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the consent of Holders of a majority in principal amount of the applicable series of the then Outstanding Securities issued under this Indenture.

SECTION 10.14 Disposition of Proceeds of Asset Sales.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

(ii) at least 75.0% of such consideration (together with the consideration for all other Asset Sales since the Issue Date, on a cumulative basis) consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75.0% limitation.

(b) Within 450 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply an amount not to exceed the Net Cash Proceeds from such Asset Sale to:

(1) to retire, repay, prepay, redeem or repurchase or offer to repay or repurchase (i) any Secured Indebtedness, including Indebtedness outstanding under the Credit Agreements, and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (ii) other unsecured Indebtedness ranking pari passu with the Securities; provided that, to the extent the Company retires, repays, prepays, redeems or repurchases pari passu unsecured Indebtedness pursuant to this clause (1)(ii), the Company shall equally and ratably reduce (or offer to reduce) obligations under the Securities of the applicable series as provided under Article XI or through open market purchases or privately negotiated transactions (which, in either case, may be below par) or by making an offer, in accordance with the procedures below, to all Holders of the applicable series of Securities at 100% of the principal amount thereof plus accrued and unpaid interest; or

(2) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets or make other capital expenditures (collectively, “Replacement Assets”); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment that is executed or approved within such time shall satisfy this requirement, so long as such investment is consummated within 180 days of such 450th day or within such longer period of time as is necessary to consummate such investment; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before an amount equal to such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds. Any Net Cash Proceeds from any Asset Sale that are not used in accordance with the preceding sentence constitute “Excess Proceeds” subject to disposition as provided in clause (c) below.

(c) When the aggregate amount of Excess Proceeds equals or exceeds $150.0 million, the Company shall make an Offer to Purchase (an “Asset Sale Offer”), from all Holders of the Securities of each series and, to the extent the Company elects or is required by the terms thereof, all holders of other Indebtedness that is pari passu in right of payment with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Securities of each series and such other Indebtedness to be purchased or redeemed, the maximum principal amount of Securities of each series and such other pari passu Indebtedness that may be purchased with the Excess Proceeds.

(d) The offer price for the Securities of each series in any Asset Sale Offer shall be equal to 100% of the principal amount of the applicable series of Securities plus accrued and unpaid interest, if any, to, but excluding, the purchase date and the offer price for any other Indebtedness that is pari passu in right of payment with the Securities, as applicable, shall be as set forth in the documentation governing such Indebtedness (the “Asset Sale Offer Price”) and shall be payable in cash. If any Excess Proceeds remain after an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes or for any other purposes not prohibited by this Indenture. If the Asset Sale Offer Price with respect to the applicable series of Securities tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to such series of Securities, such series of Securities to be purchased shall be selected on a pro rata basis or otherwise in accordance with the procedures of DTC. The applicable series of Securities shall be purchased by the Company on a date that is not earlier than 10 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

(e) On the Purchase Date under this Section 10.14, the Company shall (i) accept for payment (subject to proration as described in the Offer to Purchase) Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officer’s Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the third Business Day following the Asset Sale Offer Purchase Date.

(f) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase the applicable series of Securities as described above.

(g) For the purposes of Section 10.14(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Investment Grade Securities, (2) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale,

(4) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted or capable of being converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Securities), (6) Replacement Assets or (7) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause (7) is not to exceed, at any time, an aggregate amount outstanding equal to the greater of (x) $315.0 million and (y) 3.5% of Consolidated Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

SECTION 10.15 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(c) make loans or advances to the Company or any other Restricted Subsidiary; or

(d) transfer any of its properties or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law or any applicable rule, regulation or order or required by any regulatory authority having jurisdiction over the Company or any Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Subsidiary’s status (or the status of any Subsidiary of such Subsidiary) as a Captive Insurance Subsidiary;

(ii) (A) customary (as determined in good faith by the Company, which determination shall be conclusive) non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary (as determined in good faith by the Company, which determination shall be conclusive) provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(iii) customary (as determined in good faith by the Company, which determination shall be conclusive) restrictions on transfers of property subject to a Lien permitted under this Indenture;

(iv) instruments governing Indebtedness as in effect on the Issue Date;

(v) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(vii) any agreement in effect on the Issue Date;

(viii) any Indebtedness incurred pursuant to Section 10.08(b)(i) or Section 10.08(b)(ii);

(ix) joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (b), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

(x) any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary (as determined in good faith by the Company, which determination shall be conclusive) restrictions required in connection with such Securitization Transaction;

(xi) restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to Section 10.08;

(xii) (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Securities (as determined in good faith by the Company, which determination shall be conclusive) or (C) pursuant to Interest Rate Protection Agreements;

(xiii) an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 10.08 (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Securities than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company, which determination shall be conclusive), or (B) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith (which determination shall be conclusive) that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Securities or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(xiv) an agreement or instrument relating to Indebtedness of or a Franchise Financing Disposition by or to or in favor of any Franchisee or Franchise Special Purpose Entity or to any Franchise Lease Obligation;

(xv) Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired;

(xvi) Hedging Obligations or Bank Products Obligations; and

(xvii) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the Holders of the Securities with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced (as determined in good faith by the Company, which determination shall be conclusive).

SECTION 10.16 Additional Guarantors. The Company shall cause each Domestic Restricted Subsidiary, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, that guarantees any Indebtedness of the Company or of any other Restricted Subsidiary under any Credit Facility to, within 30 days thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Domestic Restricted Subsidiary will Guarantee the obligations of the Company under this Indenture and payment of the Securities on the same terms and conditions as those set forth in this Indenture (subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to deliver a Guaranty Agreement pursuant to this Section 10.16). This Section 10.16 shall not apply to any of the Company’s Subsidiaries that has been properly designated as an Unrestricted Subsidiary. The Company shall also have the right to cause any other Subsidiary to so guarantee payment of the Securities and become a Guarantor.

SECTION 10.17 Limitation on Designations of Unrestricted Subsidiaries. (a) The Company may designate any Restricted Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 10.09 in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary on such date; and

(iii) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to Section 10.08(a) at the time of such Designation (assuming the effectiveness of such Designation).

(b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.09 for all purposes of this Indenture in the Designation Amount.

(c) All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

(d) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

(e) All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 10.18 Reporting Requirements.

(a) For so long as any series of Securities are outstanding, so long as the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company is required so to file such documents. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) electronically or by mail to all Holders (as their names and addresses appear in the Security Register) and the Trustee, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company).

(b) At any time the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall, for so long as any series of Securities are outstanding, make the information and reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject available to any Holder of the applicable series of Securities and to any beneficial owner of the applicable series of Securities and the Trustee, in each case by posting such information on a website or online data system (which may be password-protected and which may require a confidentiality acknowledgement) on or prior to the respective dates by which the Company would have been required to file such documents with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto if the Company were so subject; provided that the Company shall post such information thereon and make readily available any password or other login information to any such bona fide prospective investor, securities analyst or market maker.

(c) If any direct or indirect parent company of the Company that owns, directly or indirectly, 100.0% of the outstanding Capital Stock of the Company, guarantees the Securities on terms substantially similar to those applicable to Guarantees of the Securities and files reports with the Commission in accordance with Section 13(a) or 15(d) of the Exchange Act or otherwise complies with the reporting requirements in clause (b) of this Section 10.18, whether voluntarily or otherwise, in compliance with Section 10.18(a), then the Company shall be deemed to comply with this Section 10.18; provided, however, that if such parent company has material operations other than through its ownership of the Company, such reports shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso to the immediately preceding sentence need not be audited or reviewed by auditors.

(d) Notwithstanding anything in this Indenture to the contrary, (i) failure to comply with this Section 10.18 will be automatically cured when the Company or its direct or indirect parent company furnishes to all Holders of the applicable series of Securities, including by posting on a website or online data system as described in clause (b) of this Section 10.18 or files with the Commission the reports described in Sections 10.18(a) and (b) with respect to the Company or any such parent company and (ii) all such reports described in Sections 10.18(a) and (b) need not include separate financial information required by Rules 3-09, 3-10, 13-01 or 13-02 of Regulation S-X promulgated by the Commission (or any successor thereto) and will not be subject to the Trust Indenture Act.

(e) The delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).

SECTION 10.19 Compliance Certificates. The Company shall deliver to the Trustee, prior to April 30 in each year commencing with the year beginning on January 1, 2026, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof (on behalf of the Company) the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.

SECTION 10.20 Suspension of Covenants. (a) During any period of time that:

(x) the applicable series of Securities have Investment Grade Ratings from two or more Rating Agencies, and

(y) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clause (x) and this clause (y) being collectively referred to as a “Covenant Suspension Event”),

the Company and its Restricted Subsidiaries shall not be subject to Sections 8.01(3), 10.08, 10.09, 10.11, 10.14, 10.15 and 10.16 of this Indenture (collectively, the “Suspended Covenants”).

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the applicable series of Securities below an Investment Grade Rating so that clause (x) of the preceding paragraph is no longer satisfied, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events that occur after such Reversion Date.

(c) The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset at zero. With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made since the Issue Date shall be calculated as though Section 10.09 had been in effect during the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with Section 10.17 as if the Suspended Covenants were in effect during such period. In addition, all Indebtedness incurred during the Suspension Period shall be classified as having been incurred pursuant to Section 10.08(b)(iii). In addition, for purposes of Section 10.11, all agreements and arrangements entered into by the Company and any Restricted Subsidiary during the Suspension Period prior to such Reversion Date shall be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 10.15, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section shall be deemed to have been existing on the Issue Date.

(d) During the Suspension Period, any reference in the definition of “Permitted Liens” and Section 10.17 to any provision of Section 10.08 or any provision thereof shall be construed as if such Section had remained in effect since the Issue Date and during the Suspension Period.

(e) During the Suspension Period, the obligation to grant further Guarantees pursuant to Section 10.16 shall be suspended. Upon the Reversion Date, the obligation to grant Guarantees pursuant to Section 10.16 shall be reinstated (and the Reversion Date shall be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of Section 10.16).

(f) During the Suspension Period, at the Company’s request, a Guarantor shall be released from all obligations under its Guarantee pursuant to Section 13.05(vi). Any Guarantees that were released pursuant to Section 13.05(vi) shall be required to be reinstated reasonably promptly and in no event later than 60 days after the Reversion Date to the extent such Guarantees would otherwise be required to be provided hereunder outside of any Suspension Period.

(g) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any Restricted Subsidiary shall be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof), to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

(h) The Company shall give the Trustee prompt written notice of any Covenant Suspension Event, but failure to so notify the Trustee shall not invalidate the occurrence of any Covenant Suspension Event and shall not constitute a Default or Event of Default by the Company. The Company shall give the Trustee prompt written notice of any occurrence of a Reversion Date, but failure to so notify the Trustee shall not invalidate the occurrence of a Reversion Date and shall not constitute a Default or Event of Default by the Company. For the avoidance of doubt, the Trustee shall have no obligation to discover or verify the existence or termination of any Covenant Suspension Event or Reversion Date.

ARTICLE XI

Redemption of Securities

SECTION 11.01 Right of Redemption. The Securities may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices applicable to such series (together with any applicable accrued and unpaid interest to, but excluding, the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth. The Company may, at its option, elect to redeem the Securities pursuant to more than one type of redemption specified in the form of Security on a concurrent basis. The Company, its direct and indirect equityholders, any of its Subsidiaries and their respective affiliates and members of management may acquire the Securities by means other than a redemption pursuant to this Article XI, whether by tender offer, open market purchases, negotiated transactions or otherwise.

SECTION 11.02 Applicability of Article. Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article XI.

SECTION 11.03 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In the event of any redemption at the election of the Company pursuant to Section 11.01, the Company shall notify the Trustee at least two Business Days (or such shorter period as may be acceptable to the Trustee) prior to the date on which notice is required to be delivered or mailed or caused to be delivered or mailed to Holders pursuant to Section 11.05 of such Redemption Date and of the principal amount of Securities to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 11.05 and shall not constitute a Default or Event of Default by the Company.

SECTION 11.04 Selection and Notice of Redemption. In the event that less than all of the Securities of the applicable series are to be redeemed at any time, selection of such Securities for redemption shall be made on a pro rata basis (except that any Securities of such series represented by one or more Global Securities registered in the name of or held by the Depositary will be selected by lot or such other method in accordance with the procedures of the Depositary) unless otherwise required by law or applicable stock exchange requirements; provided, however, that Securities of such series shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.05 Notice of Redemption. Notice of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of the applicable series of Securities to be redeemed, at his address appearing in the Security Register, except that redemption notices may be delivered electronically or mailed more than 60 days prior to the Redemption Date if the notice of redemption is issued in connection with (i) a satisfaction and discharge of the applicable series of Securities in accordance with Article IV or (ii) a defeasance in accordance with Article XII.

All notices of redemption shall identify the Securities to be redeemed (including, if used, CUSIP or ISIN numbers) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(iv) that on the Redemption Date the Redemption Price and accrued interest to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after such Redemption Date;

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price accrued interest to, but excluding, the Redemption Date; and

(vi) if the redemption is being made pursuant to the provisions of the Securities regarding an Equity Offering, a brief description of the transaction or transactions giving rise to such redemption, the aggregate purchase price thereof and the net cash proceeds therefrom available for such redemption, the date or dates on which such transaction or transactions were completed and the percentage of the aggregate principal amount of Outstanding Securities being redeemed.

Notice of redemption of Securities to be redeemed pursuant to Section 11.01 shall be given by the Company or, at the Company’s request and provision of such notice information to the Trustee five days prior (or such shorter period as may be acceptable to the Trustee) to the delivery or mailing of such notice, by the Trustee in the name and at the expense of the Company.

Notices of redemption or Offers to Purchase pursuant to Section 11.01 may be subject to the satisfaction of one or more conditions precedent established by the Company in its sole discretion (including conditions precedent applicable to different amounts of Securities of the applicable series redeemed or repurchased). The Company may redeem the Securities of the applicable series pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions may have different redemption dates or may specify the order in which redemptions taking place on the same redemption date are deemed to occur. In addition, if such redemption or Offer to Purchase is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption or repurchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or Offer to Purchase was sent) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption or purchase date, or by the redemption or purchase date so delayed, or that such notice or offer may be rescinded at any time in its sole discretion. In the event of any such rescission or delay or non-occurrence the Company shall provide notice thereof to the Trustee and Holders of the Securities of the applicable series in the same manner in which it provided the related Notice of Redemption. In addition, the Company may provide in any notice of redemption for the applicable series of Securities that payment of the Redemption Price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 11.06 Deposit of Redemption Price. Prior to or by 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.07 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest), interest shall cease to accrue on such Securities or portions thereof. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to, but excluding, the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption in accordance with the election of the Company made pursuant to Section 11.01 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 11.08 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount at Stated Maturity of the Security so surrendered.

ARTICLE XII

Legal Defeasance and Covenant Defeasance

SECTION 12.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time elect to have either Section 12.02 or 12.03 be applied to all Outstanding Securities of the applicable series upon compliance with the conditions set forth below in this Article XII.

SECTION 12.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Company and each of the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities of the applicable series, the Guarantees and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the applicable series of Outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, the Guarantors shall be released from all of their obligations under their Guarantees of the applicable series of Securities and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Securities, the Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of the applicable series of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on, such series of Securities when such payments are due from the trust referred to in Section 12.04;

(ii) the Company’s obligations with respect to such series of Securities under Article II and Article III concerning issuing temporary series of Securities, registration of such series of Securities, mutilated, destroyed, lost or stolen Securities of the applicable series and under Sections 10.02 and 10.03;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(iv) this Article XII.

Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.

SECTION 12.03 Covenant Defeasance. Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, the Company and each of the Guarantors shall be released from each of their obligations under the covenants contained in Sections 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 clause (3) of the first paragraph of Section 8.01 and any covenant provided pursuant to Section 9.01(ii) with respect to the applicable series of Outstanding Securities on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the applicable series of Outstanding Securities and Guarantees of such series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04, Sections 5.01(3) through 5.01(7) and Section 5.01(10) shall not constitute Events of Default.

SECTION 12.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Securities, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the applicable series of Outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the applicable series of Securities are being defeased to such stated date for payment or to a particular Redemption Date;

(ii) in the case of an election under Section 12.02, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the applicable series of Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of an election under Section 12.03, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the applicable series of Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the applicable series of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(vii) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the applicable series of Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable series of Outstanding Securities.

Notwithstanding anything in this Article XII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 12.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03, as the case may be; provided, however, that, if the Company makes any payment of principal of or any premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII

Guarantee

SECTION 13.01 Guarantee. Each Guarantor, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on a senior unsecured basis, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the applicable series of Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and such Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under this Indenture and such Securities (all the foregoing being hereinafter collectively called the “Guaranty Obligations”). Each Guarantor further agrees that the Guaranty Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor shall remain bound under this Article XIII notwithstanding any extension or renewal of any Guaranty Obligation.

To the extent that any Guarantor shall be required to pay any amounts on account of the applicable series of Securities pursuant to a Guarantee in excess of an amount calculated as the product of (i) the aggregate amount payable by the Guarantors on account of such Securities pursuant to their respective Guarantees times (ii) the proportion (expressed as a fraction) that such Guarantor’s net assets (determined in accordance with GAAP) at the date enforcement of the Guarantees is sought bears to the aggregate net assets (determined in accordance with GAAP) of all Guarantors at such date, then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based upon the respective net assets (determined in accordance with GAAP) of such other Guarantors at the date enforcement of the Guarantees is sought. This paragraph is intended only to define the relative rights of Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Guarantors under their respective Guarantees.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee; provided, however, that if a Default has occurred and is continuing, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all Guaranty Obligations hereunder.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranty Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranty Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranty Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranty Obligations; or (f) any change in the ownership of any Guarantor (subject to Section 13.05).

Each Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranty Obligations.

To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranty Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranty Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of each Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranty Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranty Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise (within applicable grace periods), or to perform or comply with any other Guaranty Obligation (within applicable grace periods), each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranty Obligations, (ii) accrued and unpaid interest on such Guaranty Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranty Obligations to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranty Obligations guaranteed hereby until payment in full of all Guaranty Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranty Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranty Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranty Obligations as provided in Article V, such Guaranty Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of this Section 13.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

SECTION 13.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer.

SECTION 13.03 Execution and Delivery of Guarantees. The Guarantees to be endorsed on the Securities shall be in the form set forth in Exhibit F. Each of the Guarantors hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

Each Guarantee shall be executed on behalf of each respective Guarantor by any one of such Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Human Resources Officer, Vice Presidents or any authorized signatories for any Guarantors that are not corporations. The signature of any or all of these officers on the Guarantee may be manual, facsimile or electronic (including “.pdf”).

A Guarantee bearing the manual, facsimile or electronic (including “.pdf”) signatures of individuals who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

Each Guarantee shall be registered, transferred, exchanged and cancelled, and shall be held in definitive or global form, in the same manner and together with the Security to which it relates, in accordance with Article III.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 13.04 Guarantors May Consolidate, Etc., on Certain Terms. Nothing contained in this Indenture or in any of the Securities or any Guarantee shall prevent any consolidation or merger of a Guarantor with or into the Company or a Guarantor or the merger of a Wholly-Owned Restricted Subsidiary with and into a Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor as an entirety or substantially as an entirety or the Capital Stock of a Guarantor to the Company or a Guarantor.

SECTION 13.05 Release of Guarantors. The Guarantee of a Guarantor shall automatically be released from all obligations under its Guarantee endorsed on the Securities and under this Article XIII without need for any further act or the execution or delivery or any document: (i) upon the sale or other disposition or transfer (including by way of consolidation, merger or otherwise) of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale, disposition or transfer is permitted by this Indenture; (ii) upon the sale, disposition or transfer of all or substantially all of the assets of such Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale, disposition or transfer is permitted by this Indenture; (iii) upon the liquidation, dissolution or winding up of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; (iv) upon Legal Defeasance or Covenant Defeasance in accordance with Article XII or satisfaction and discharge in accordance with Article IV; (v) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 10.17; (vi) during any Suspension Period (it being understood that on a Reversion Date, the Guarantee of such Guarantor shall also be reinstated to the extent that such Subsidiary would then be required to provide a Guarantee pursuant to Section 10.16); or (vii) (a) if such Guarantor is released from its obligations under the Credit Agreements and (b) at such time as such Guarantor does not have any other Indebtedness outstanding that would have required such Guarantor to enter into a Guaranty Agreement pursuant to Section 10.16, except if the release is a result of the repayment in full of such Indebtedness other than in connection with a refinancing of such Indebtedness. Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that such transaction was made in accordance with the provisions hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XIII.

SECTION 13.06 Successors and Assigns. This Article XIII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 13.07 No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

SECTION 13.08 Modification, etc. No modification, amendment or waiver of any provision of this Article XIII, nor the consent to any departure by a Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on a Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import or relating to this instrument or any document to be signed in connection with this instrument shall be deemed to include digital signatures provided by DocuSign, Inc., Orbit, Adobe Sign in English (or such other digital signature provider or language as specified in writing to the Trustee by the Company), deliveries or the keeping or records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit this instrument or any document to be signed in connection with this instrument to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees; (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Trustee; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Very truly yours,

HERC HOLDINGS INC.

By:	/s/ Mark Humphrey
	Name:	Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

HERC BUILD, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC ENTERTAINMENT SERVICES LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC INVESTORS, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

[Indenture Signature Page]

HERC MANAGEMENT SERVICES LLC

By:	/s/ Christian Cunningham

	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC PURCHASING LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES FORCE A LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES FORCE B LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES HOLDINGS LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

[Indenture Signature Page]

HERC RENTALS INC.

By:	/s/ Mark Humphrey
	Name:	Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

HERC RENTALS HOLDINGS, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS 1, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS 2, LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS EMPLOYEE SERVICES LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

[Indenture Signature Page]

HERC FSC LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC MANAGEMENT HOLDINGS LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC TRENCH MATERIALS LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC CARE LLC

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

[Indenture Signature Page]

H&E EQUIPMENT SERVICES (MIDWEST), INC.

By:	/s/ Christian Cunningham
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

[Indenture Signature Page]

TRUIST BANK, AS TRUSTEE

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Indenture Signature Page]

SCHEDULE A

1.	Herc Build, LLC, a Delaware limited liability company

2.	Herc Intermediate Holdings, LLC, a Delaware limited liability company

3.	Herc Investors, LLC, a Delaware limited liability company

4.	Herc Management Services LLC, a Delaware limited liability company

5.	Herc Purchasing LLC, a Delaware limited liability company

6.	Herc Sales Force A LLC, a Delaware limited liability company

7.	Herc Sales Force B LLC, a Delaware limited liability company

8.	Herc Sales Holdings LLC, a Delaware limited liability company

9.	Herc Rentals Inc., a Delaware corporation

10.	Herc Entertainment Services LLC, a Delaware limited liability company

11.	Herc Rentals Holdings, LLC, a Delaware limited liability company

12.	Herc Rentals 1, LLC, a Delaware limited liability company

13.	Herc Rentals 2, LLC, a Delaware limited liability company

14.	Herc Rentals Employee Services LLC, a Delaware limited liability company

15.	Herc FSC LLC, a Delaware limited liability company

16.	Herc Management Holdings LLC, a Delaware limited liability company

17.	Herc Trench Materials LLC, a Delaware limited liability company

18.	Herc CARE LLC, a Delaware limited liability company

19.	GREAT NORTHERN EQUIPMENT, INC., a Montana corporation

20.	H&E California Holding, Inc., a California corporation

21.	H&E Equipment Services (Midwest), Inc., an Indiana corporation

EXHIBIT A

[FORM OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Security Legend, if applicable pursuant to the provisions of the Indenture]

Exh-A-1

Herc Holdings Inc.

5.750% Senior Note due 2031

No.  $[ ⚫ ]

CUSIP NO. [ ⚫ ]1

ISIN NO. [ ⚫ ]2

Herc Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on March 15, 2031, and to pay interest thereon from December 16, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year, commencing March 15, 2026, at the rate of 5.750% per annum, until the principal hereof is paid or duly provided for; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.750% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security shall be made at the office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

[1]	42704L AH7 (144A); U4260L AG2 (Reg S).
[2]	US42704LAH78 (144A); USU4260LAG24 (Reg S).

Exh-A-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

HERC HOLDINGS INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: December 16, 2025

TRUIST BANK,
AS TRUSTEE

By:
Authorized Signatory

Exh-A-3

Form of Reverse of Security

This Security is one of a duly authorized issue of Securities of the Company designated as 5.750% Senior Notes due 2031 (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $600,000,000 issued and to be issued under an Indenture, dated as of December 16, 2025 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and Truist Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors named therein, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company shall be entitled, subject to its compliance with Section 10.08 of the Indenture, to issue Additional Securities pursuant to Section 3.13 of the Indenture. The Securities include the Securities issued on the Issue Date and any Additional Securities. The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.

The terms of the Securities include those stated in the Indenture and terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all terms and provisions of the Indenture, and Holders of Securities are referred to the Indenture for a statement of such terms and provisions.

Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to March 15, 2028.

The Securities will be redeemable at the Company’s option, in whole or in part, at any time on or after March 15, 2028, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Redemption Price
2028	102.875%
2029	101.438%
2030 and thereafter	100.000%

In addition, at any time, or from time to time, on or prior to March 15, 2028, the Company may, at its option, redeem up to an aggregate principal amount of the Securities not to exceed the amount of the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of the principal amount of the Securities) equal to 105.750% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date; provided, however, that (1) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Securities issued under the Indenture (including any Additional Securities), (2) at least 50.0% of the aggregate principal amount of the

Exh-A-4

Securities originally issued on the Issue Date (excluding the Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all of the Securities are redeemed or repurchased or are to be redeemed or repurchased substantially concurrently) and (3) the redemption occurs within 180 days of the consummation of any such Equity Offering.

Prior to March 15, 2028, the Company may at its option redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Adjusted Treasury Rate” means, at the time of computation, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of the notice of redemption) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to March 15, 2028; provided, however, that if the period from the date of such redemption notice to March 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date of such redemption notice to March 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; provided that if such rate is less than zero, the Applicable Treasury Rate shall be zero.

“Applicable Premium” means, with respect to any Securities at any Redemption Date, the greater of:

(1) 1.00% of the principal amount of such Securities; and

(2) the excess of (a) the present value at such Redemption Date of (i) the redemption price of the Securities on March 15, 2028 as set forth in the form of Security plus (ii) all required remaining scheduled interest payments due on such Securities through March 15, 2028 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 0.50%, over (b) the principal amount of such Securities on such Redemption Date.

Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof will not be a duty or obligation of the Trustee and the Trustee shall have no obligation whatsoever with respect to such calculation or the correctness thereof.

Exh-A-5

Notwithstanding the above, in connection with any tender offer for the Securities or any Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in the aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer, Change of Control Offer or Asset Sale Offer and the Company, or any other Person making such tender offer, Change of Control Offer or Asset Sale Offer purchases all of the Securities validly tendered and not withdrawn by such Holders, all of the Holders shall be deemed to have consented to such tender offer, Change of Control Offer or Asset Sale Offer and the Company or such other Person shall have the right, upon notice given not more than 60 days following such purchase pursuant to such tender offer, Change of Control Offer or Asset Sale Offer, to redeem all of the Securities that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, Change of Control Offer or Asset Sale Offer, plus, to the extent not included in the tender offer or purchase payment, accrued and unpaid interest to, but excluding, the applicable Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the applicable Redemption Date). Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the consummation of a Change of Control if a definitive agreement is in place for such Change of Control at the time the Change of Control Offer is made.

The Securities are not subject to any sinking fund. The Company, its direct and indirect equityholders, any of its Subsidiaries and their respective affiliates and members of management may acquire the Securities by means other than a redemption pursuant to the foregoing paragraphs, whether by tender offer, open market purchases, negotiated transactions or otherwise.

The Indenture provides that the Company is obligated (a) upon the occurrence of a Change of Control to make an offer to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase and (b) to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets (not applied as specified in the Indenture within the periods set forth therein) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

In the event of redemption or purchase of this Security in part only pursuant to a Change of Control Offer or an Asset Sale Offer, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for legal defeasance at any time of the entire indebtedness of this Security or for covenant defeasance of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

Exh-A-6

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the applicable series of Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the applicable series of Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the applicable series of Securities at the time Outstanding, on behalf of the Holders of such series of Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 30.0% in aggregate principal amount of the applicable series of Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the applicable series of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to a Change of Control Offer or an Asset Sale Offer, on or after the relevant Purchase Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

Exh-A-7

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange except as provided in Section 3.06 of the Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 of the Indenture not involving any transfer or transfers or exchanges in accordance with any Change of Control Offer pursuant to Section 10.13 of the Indenture or any Asset Sale Offer pursuant to Section 10.14 of the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are guaranteed pursuant to Guarantees endorsed hereon as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that each Guarantor shall be released from its Guarantee upon compliance with certain conditions.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

Exh-A-8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)	____________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)	________________________________________________

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________________________	Your Signature:____________________________________

________________________________________

Sign exactly as your name appears on the other side of this Security.

Exh-A-9

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $ __________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exh-A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.13 or 10.14 of the Indenture, check the applicable box:

Section 10.13 ☐

Section 10.14 ☐

If you want to elect to have only a part of the principal amount of this Security purchased by the Company pursuant to Section 10.13 or 10.14 of the Indenture, state the portion of such amount: $_______________.

Dated: ______________________________________________	Your Signature:______________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature
Guarantee:	______________________________________________

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exh-A-11

EXHIBIT B

[FORM OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Security Legend, if applicable pursuant to the provisions of the Indenture]

Exh-B-1

Herc Holdings Inc.

6.000% Senior Note due 2034

No.      $[ ⚫ ]

CUSIP NO. [ ⚫ ]3

ISIN NO. [ ⚫ ]4

Herc Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on March 15, 2034, and to pay interest thereon from December 16, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year, commencing March 15, 2026, at the rate of 6.000% per annum, until the principal hereof is paid or duly provided for; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.000% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security shall be made at the office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

[3]	42704L AK0 (144A); U4260L AH0 (Reg S).
[4]	US42704LAK08 (144A); USU4260LAH07 (Reg S).

Exh-B-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

HERC HOLDINGS INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: December 16, 2025

TRUIST BANK,
AS TRUSTEE

By:
Authorized Signatory

Exh-B-3

Form of Reverse of Security

This Security is one of a duly authorized issue of Securities of the Company designated as 6.000% Senior Notes due 2034 (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $600,000,000 issued and to be issued under an Indenture, dated as of December 16, 2025 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and Truist Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors named therein, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company shall be entitled, subject to its compliance with Section 10.08 of the Indenture, to issue Additional Securities pursuant to Section 3.13 of the Indenture. The Securities include the Securities issued on the Issue Date and any Additional Securities. The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.

The terms of the Securities include those stated in the Indenture and terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all terms and provisions of the Indenture, and Holders of Securities are referred to the Indenture for a statement of such terms and provisions.

Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to March 15, 2029.

The Securities will be redeemable at the Company’s option, in whole or in part, at any time on or after March 15, 2029, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Redemption Price
2029	103.000%
2030	101.500%
2031 and thereafter	100.000%

In addition, at any time, or from time to time, on or prior to March 15, 2029, the Company may, at its option, redeem up to an aggregate principal amount of the Securities not to exceed the amount of the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of the principal amount of the Securities) equal to 106.000% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date; provided, however, that (1) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Securities issued under the Indenture (including any Additional Securities), (2) at least 50.0% of the aggregate principal amount of the

Exh-B-4

Securities originally issued on the Issue Date (excluding the Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all of the Securities are redeemed or repurchased or are to be redeemed or repurchased substantially concurrently) and (3) the redemption occurs within 180 days of the consummation of any such Equity Offering.

Prior to March 15, 2029, the Company may at its option redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Adjusted Treasury Rate” means, at the time of computation, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of the notice of redemption) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to March 15, 2029; provided, however, that if the period from the date of such redemption notice to March 15, 2029 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date of such redemption notice to March 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; provided that if such rate is less than zero, the Applicable Treasury Rate shall be zero.

“Applicable Premium” means, with respect to any Securities at any Redemption Date, the greater of:

(1) 1.00% of the principal amount of such Securities; and

(2) the excess of (a) the present value at such Redemption Date of (i) the redemption price of the Securities on March 15, 2029 as set forth in the form of Security plus (ii) all required remaining scheduled interest payments due on such Securities through March 15, 2029 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 0.50%, over (b) the principal amount of such Securities on such Redemption Date.

Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof will not be a duty or obligation of the Trustee and the Trustee shall have no obligation whatsoever with respect to such calculation or the correctness thereof.

Exh-B-5

Notwithstanding the above, in connection with any tender offer for the Securities or any Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in the aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer, Change of Control Offer or Asset Sale Offer and the Company, or any other Person making such tender offer, Change of Control Offer or Asset Sale Offer purchases all of the Securities validly tendered and not withdrawn by such Holders, all of the Holders shall be deemed to have consented to such tender offer, Change of Control Offer or Asset Sale Offer and the Company or such other Person shall have the right, upon notice given not more than 60 days following such purchase pursuant to such tender offer, Change of Control Offer or Asset Sale Offer, to redeem all of the Securities that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, Change of Control Offer or Asset Sale Offer, plus, to the extent not included in the tender offer or purchase payment, accrued and unpaid interest to, but excluding, the applicable Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the applicable Redemption Date). Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the consummation of a Change of Control if a definitive agreement is in place for such Change of Control at the time the Change of Control Offer is made.

The Securities are not subject to any sinking fund. The Company, its direct and indirect equityholders, any of its Subsidiaries and their respective affiliates and members of management may acquire the Securities by means other than a redemption pursuant to the foregoing paragraphs, whether by tender offer, open market purchases, negotiated transactions or otherwise.

The Indenture provides that the Company is obligated (a) upon the occurrence of a Change of Control to make an offer to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase and (b) to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets (not applied as specified in the Indenture within the periods set forth therein) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

In the event of redemption or purchase of this Security in part only pursuant to a Change of Control Offer or an Asset Sale Offer, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for legal defeasance at any time of the entire indebtedness of this Security or for covenant defeasance of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

Exh-B-6

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the applicable series of Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the applicable series of Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the applicable series of Securities at the time Outstanding, on behalf of the Holders of such series of Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 30.0% in aggregate principal amount of the applicable series of Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the applicable series of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to a Change of Control Offer or an Asset Sale Offer, on or after the relevant Purchase Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

Exh-B-7

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange except as provided in Section 3.06 of the Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 of the Indenture not involving any transfer or transfers or exchanges in accordance with any Change of Control Offer pursuant to Section 10.13 of the Indenture or any Asset Sale Offer pursuant to Section 10.14 of the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are guaranteed pursuant to Guarantees endorsed hereon as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that each Guarantor shall be released from its Guarantee upon compliance with certain conditions.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

Exh-B-8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)	____________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)	________________________________________________

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________________________	Your Signature:____________________________________

________________________________________

Sign exactly as your name appears on the other side of this Security.

Exh-B-9

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $ __________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exh-B-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.13 or 10.14 of the Indenture, check the applicable box:

Section 10.13 ☐

Section 10.14 ☐

If you want to elect to have only a part of the principal amount of this Security purchased by the Company pursuant to Section 10.13 or 10.14 of the Indenture, state the portion of such amount: $_______________.

Dated: ______________________________________________	Your Signature:______________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature
Guarantee:	______________________________________________

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exh-B-11

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Herc Holdings Inc.

Attention: Wade Sheek, Senior Vice President, Chief Legal Officer and Secretary

27500 Riverview Center Blvd., Ste. 100

Bonita Springs, FL 34134

Truist Bank

Corporate Trust & Escrow Services

2713 Forest Hills Road, 2nd FL BLDG 2

ATTN: HERC HOLDINGS INC. – Relationship Manager

Wilson, NC 27893

Re: [5.750][6.000]% Senior Notes due 20[31][34] (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 16, 2025 (the “Indenture”), among Herc Holdings Inc., a Delaware corporation (the “Company”), the guarantors party thereto and Truist Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $     in such Note[s] or interests (the “Transfer”), to      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

Exh-C-1

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the

Exh-C-2

Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

Exh-C-3

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exh-C-4

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Herc Holdings Inc.

Attention: Wade Sheek, Senior Vice President, Chief Legal Officer and Secretary

27500 Riverview Center Blvd., Ste. 100

Bonita Springs, FL 34134

Truist Bank

Corporate Trust & Escrow Services

2713 Forest Hills Road, 2nd FL BLDG 2

ATTN: HERC HOLDINGS INC. – Relationship Manager

Wilson, NC 27893

Re: [5.750][6.000]% Senior Notes due 20[31][34] (the “Notes”)

(CUSIP     )

(CINS     )

Reference is hereby made to the Indenture, dated as of December 16, 2025 (the “Indenture”), among Herc Holdings Inc., a Delaware corporation (the “Company”), the guarantors party thereto and Truist Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exh-D-1

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

Exh-D-2

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security, ☐ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

Exh-D-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exh-D-4

EXHIBIT E

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Herc Holdings Inc.

Attention: Wade Sheek, Senior Vice President, Chief Legal Officer and Secretary

27500 Riverview Center Blvd., Ste. 100

Bonita Springs, FL 34134

Truist Bank

Corporate Trust & Escrow Services

2713 Forest Hills Road, 2nd FL BLDG 2

ATTN: HERC HOLDINGS INC. – Relationship Manager

Wilson, NC 27893

Re: [5.750][6.000]% Senior Notes due 20[31][34] (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 16, 2025 (the “Indenture”), among Herc Holdings Inc., a Delaware corporation (the “Company”), the guarantors party thereto and Truist Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to you to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in

Exh-E-1

accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

Exh-E-2

EXHIBIT F

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

Each of the undersigned guarantors (each a “Guarantor” and together, the “Guarantors”), which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on a senior basis, jointly and severally with each other Guarantor of the Securities, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, subject to certain limitations set forth in the Indenture (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor shall remain bound under Article XIII of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

Subject to the terms of the Indenture, this Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of one of its authorized signatories.

Notwithstanding any other provision of the Indenture or this Guarantee, under the Indenture and this Guarantee the maximum aggregate amount of the obligations guaranteed by the Guarantor shall not exceed the maximum amount that can be guaranteed without rendering the Indenture or this Guarantee, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

Exh-F-1

HERC HOLDINGS INC.

By:
	Name:	Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

HERC BUILD, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC INTERMEDIATE HOLDINGS, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC INVESTORS, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC MANAGEMENT SERVICES LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

Exh-F-2

HERC PURCHASING LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES FORCE A LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES FORCE B LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC SALES HOLDINGS LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS INC.

By:
	Name:	Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

Exh-F-3

HERC ENTERTAINMENT SERVICES LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS HOLDINGS, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS 1, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS 2, LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC RENTALS EMPLOYEE SERVICES LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

Exh-F-4

HERC FSC LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC MANAGEMENT HOLDINGS LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC TRENCH MATERIALS LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

HERC CARE LLC

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

GREAT NORTHERN EQUIPMENT INC.

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

Exh-F-5

H&E CALIFORNIA HOLDING, INC.

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

H&E EQUIPMENT SERVICES (MIDWEST), INC.

By:
	Name:	Christian Cunningham
	Title:	Chief Human Resources Officer

Exh-F-6